                                                                Exhibit 17(b)(2)


                                     REPORT

                                     OF THE

                          SPECIAL TRANSACTION COMMITTEE

                                     OF THE

                               BOARD OF DIRECTORS

                                       OF

                               UNITED FOODS, INC.

                                  MAY 10, 1999






                                     MEMBERS
                          John S. Wilder, Sr., Chairman
                               Dr. Joseph A. Geary

                                    ADVISORS
                 Byron R. Trauger, Esq., Doramus, Trauger & Ney
                Anne Sumpter Arney, Esq., Doramus, Trauger & Ney
                           J.C. Bradford & Co., L.L.C.

                                TABLE OF CONTENTS

Report of the Special Transaction Committee
     of the Board of Directors of United Foods, Inc.........................1

Form of Merger Agreement, draft of March 9, 1999............................2

Opinion, with Report, of J.C. Bradford & Co., L.L.C.,
     dated January 20, 1999, to be updated as of May 10, 1999...............3

Minutes ....................................................................4

         September 16, 1998...............................................(A)
         September 21, 1998...............................................(B)
         September 23, 1998...............................................(C)
         September 25, 1998...............................................(D)
         October 5, 1998..................................................(E)
         October 14, 1998.................................................(F)
         November 23, 1998................................................(G)
         December 8, 1998.................................................(H)
         December 14, 1998................................................(I)
         December 21, 1998................................................(J)
         December 29, 1998................................................(K)
         January 20, 1999.................................................(L)
         January 21, 1999.................................................(M)
         January 22, 1999.................................................(N)
         January 27, 1999.................................................(O)
         February 4, 1999.................................................(P)
         February 18, 1999................................................(Q)
         March 5, 1999....................................................(R)
         March 18, 1999...................................................(S)
         April 5, 1999....................................................(T)

                                  REPORT OF THE
                          SPECIAL TRANSACTION COMMITTEE
                            OF THE BOARD OF DIRECTORS
                              OF UNITED FOODS, INC.
                                  May 10, 1999

         The Special Transaction Committee (the "Committee") of the Board of Directors of United Foods, Inc., a Delaware corporation (the "Company") met on September 16, 1998, September 21, 1998, September 23, 1998, September 25, 1998, October 5, 1998, October 14, 1998, November 23, 1998, December 8, 1998, December 14, 1998, December 21, 1998, December 29, 1998, January 20, 1999, January 21,
1999, January 22, 1999, January 27, 1999, February 4, 1999, February 18, 1999,
March 5, 1999, March 18, 1999, and April 5, 1999. At each meeting, the Committee discussed the proposal (the "Proposed Transaction") by James I. Tankersley, Chief Executive Officer of the Company, and his wife and children (the "Jim Tankersley Group") to acquire all of the outstanding shares of the Company's Class A and Class B Common Stock (collectively "Shares") and whether or not the Proposed Transaction is fair to the disinterested minority shareholders (the "Shareholders") in the Proposed Transaction. The Committee engaged Doramus, Trauger & Ney as counsel to the Special Committee and J.C. Bradford & Co., L.L.C. as financial advisor to the Committee. The Committee, from September 1998 to March 1999, carried on extensive negotiations with the Jim Tankersley Group and their counsel.

         Based upon the information obtained by the Committee, including the fact that the Jim Tankersley Group is unwilling to sell its shares in the Company, and upon the advice of its financial advisor, together with the financial advisor's Opinion, dated January 20, 1999, and as updated as of May 10, 1999, and upon full discussion and consideration of the Proposed Transaction, the Committee concludes as follows:

         1. The sale of the Shares is in the best interest of the Shareholders;

         2. The best price that can be negotiated by the Committee with the Jim Tankersley Group is $3.50 per share.

         3. The proposed purchase price of $3.50 per share is a fair price for the Shares.

         4. The terms of the Agreement and Plan of Merger on substantially the terms of the draft of March 9, 1999, including, without limitation, the nature of the parties representations, warranties, covenants and agreements and the conditions and obligations of PictSweet L.L.C. and UF Acquisition Corp. (the "Agreement"), are reasonable.

         5.       The Proposed Transaction is fair to the Shareholders.



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         6.       The Committee recommends that the Board approve the Proposed
                  Transaction on the terms described in the Agreement including a price per share of $3.50.

         The Committee resolves that the Proposed Transaction is fair to the Shareholders and recommends to the Board that they approve the Proposed Transaction on the terms described in the Agreement including a price per share of $3.50.

                                                       Draft Date: March 9, 1999
                                                                         4:42 PM









                          AGREEMENT AND PLAN OF MERGER

                                   DATED AS OF

                                MARCH [___], 1999

                                      AMONG

                               UNITED FOODS, INC.,

                                 PICTSWEET LLC,

                                       AND

                              UF ACQUISITION CORP.

                                TABLE OF CONTENTS

ARTICLE 1--THE MERGER..............................................................................................1
         Section 1.1  Company Actions..............................................................................1
         Section 1.2  The Merger...................................................................................1
         Section 1.3  Effective Time...............................................................................2
         Section 1.4  Closing......................................................................................2
         Section 1.5  Directors and Officers of Surviving Corporation..............................................2
         Section 1.6  Certificate of Incorporation.................................................................2
         Section 1.7  Bylaws.......................................................................................2

ARTICLE 2--CONVERSION OF SECURITIES................................................................................2
         Section 2.1  Conversion of Capital Stock..................................................................2
                  (a)  Purchaser Common Stock......................................................................2
                  (b)  No Effect on Parent-Owned Stock.............................................................3
                  (c)  Cancellation of Treasury Stock..............................................................3
                  (d)  Conversion of Shares and Dissenting Shares..................................................3
         Section 2.2  Surrender of Certificates....................................................................3
                  (a)  Paying Agent................................................................................3
                  (b)  Surrender Procedures........................................................................3
                  (c)  Transfer Books; No Further Ownership Rights in the Shares...................................4
                  (d)  Termination of Fund; No Liability...........................................................4
                  (e)  Lost, Stolen or Destroyed Certificates......................................................4
         Section 2.3  Dissenting Shares............................................................................5
         Section 2.4. Withholding Taxes............................................................................5

ARTICLE 3--REPRESENTATIONS AND WARRANTIES OF COMPANY...............................................................5
         Section 3.1  Corporate Existence and Power................................................................5
         Section 3.2  Corporate Authorization......................................................................6
         Section 3.3  Governmental Authorization...................................................................6
         Section 3.4  Non-Contravention............................................................................6
         Section 3.5  Capitalization...............................................................................6
         Section 3.6  Company Subsidiaries and Other Equity Interests..............................................7
         Section 3.7  Disclosure Documents.........................................................................7

ARTICLE 4--REPRESENTATIONS AND WARRANTIES OF PARENT AND PURCHASER..................................................8
         Section 4.1  Corporate Existence and Power................................................................8
         Section 4.2  Capitalization...............................................................................8
         Section 4.3  Corporate Authorization......................................................................8
         Section 4.4  Governmental Authorization...................................................................8
         Section 4.5  Non-Contravention............................................................................8
         Section 4.6  Disclosure Documents.........................................................................9
         Section 4.7  Finders' and Bankers' Fees...................................................................9

         Section 4.8  Solvency Matters.............................................................................9
         Section 4.9 Litigation....................................................................................9
         Section 4.10  Other Agreements............................................................................9
         Section 4.11  No Resale...................................................................................9

ARTICLE 5--COVENANTS..............................................................................................10
         Section 5.1  Interim Operations of Company...............................................................10
         Section 5.2  Access to Information.......................................................................12
         Section 5.3  Other Potential Bidders.....................................................................12
         Section 5.4  Notices of Certain Events...................................................................12
         Section 5.5  Voting of Shares............................................................................12
         Section 5.6  Director and Officer Liability..............................................................13
         Section 5.7  Best Efforts................................................................................13
         Section 5.8  Certain Filings.............................................................................13
         Section 5.9  Public Announcements........................................................................13
         Section 5.10  Financing..................................................................................13
         Section 5.11  Stockholders' Meeting......................................................................14
         Section 5.12  Further Assurances.........................................................................15
         Section 5.13  Resignations of Directors..................................................................15

ARTICLE 6--CONDITIONS TO THE MERGER...............................................................................15
         Section 6.1  Conditions to the Obligations of Each Party.................................................15
         Section 6.2  Additional Conditions to the Obligations of Parent and Purchaser............................16
         Section 6.3  Additional Conditions to the Obligations of Company.........................................17

ARTICLE 7--TERMINATION............................................................................................18
         Section 7.1  Termination.................................................................................18
         Section 7.2  Effect of Termination.......................................................................19

ARTICLE 8 -- MISCELLANEOUS........................................................................................19
         Section 8.1  Definitions.................................................................................19
                  "Affiliate".....................................................................................19
                  "Agreement".....................................................................................19
                  "Business Combinations Act".....................................................................19
                  "Certificate of Merger".........................................................................19
                  "Class A Common Stock"..........................................................................19
                  "Class B Common Stock"..........................................................................19
                  "Code"..........................................................................................19
                  "Company Common Stock"..........................................................................19
                  "DGCL"..........................................................................................19
                  "Exchange Act"..................................................................................20
                  "Expenses"......................................................................................20
                  "GAAP"..........................................................................................20
                  "Governmental Authority"........................................................................20
                  "Law"...........................................................................................20


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
                  "Lien"..........................................................................................20
                  "Material Adverse Effect".......................................................................20
                  "Order".........................................................................................20
                  "Permitted Financing Terms".....................................................................20
                  "Person"........................................................................................20
                  "Preferred Stock"...............................................................................20
                  "Purchaser Common Stock"........................................................................21
                  "SEC"...........................................................................................21
                  "Special Committee".............................................................................21
                  "Surviving Corporation".........................................................................21
                  "Jim Tankersley Family".........................................................................21
                  "Tankersley Group"..............................................................................21
         Section 8.2  Notices.....................................................................................22
         Section 8.3  Survival of Representations and Warranties..................................................23
         Section 8.4  Enforcement of Agreement....................................................................23
         Section 8.5  Amendments;  Written  Waivers...............................................................23
         Section 8.6  Expenses....................................................................................24
         Section 8.7  Successors and Assigns......................................................................24
         Section 8.8  Governing Law...............................................................................24
         Section 8.9  Severability................................................................................24
         Section 8.10  Captions...................................................................................24
         Section 8.11  Interpretations............................................................................24
         Section 8.12  Counterparts; Effectiveness................................................................25
         Section 8.13  Gender and Number..........................................................................25

                          AGREEMENT AND PLAN OF MERGER

         THIS AGREEMENT AND PLAN OF MERGER (this "Agreement") is made as of March [____] , 1999, by and among UNITED FOODS, INC., a Delaware corporation ("Company"), PICTSWEET LLC, a Delaware limited liability company ("Parent"), and UF ACQUISITION CORP., a Delaware corporation and a wholly owned subsidiary of Parent ("Purchaser").

                                    RECITALS:

A. The Board of Directors of the Company has approved and deemed it fair, advisable and in the best interests of the Company's Stockholders other than the Jim Tankersley Family, Parent, Purchaser or any of their affiliates (the "Public Stockholders") to adopt and approve this Agreement and the transactions contemplated hereby, including the Merger (collectively, the "Transactions").

B. The Board of Directors of the Company has determined to recommend the Agreement and the Transactions for approval and adoption by Company's stockholders ("Stockholders") at a duly called meeting of the Stockholders.

C. The Board of Directors of Purchaser, and the Board of Directors of Parent, have approved, and deem it fair, advisable and in the best interests of their respective stockholders and members, to consummate the acquisition of Company by Parent upon the terms and conditions set forth herein.

         NOW, THEREFORE, in consideration of the mutual covenants, agreements, representations and warranties contained herein, the parties hereto agree as follows:

                              ARTICLE 1--THE MERGER

         Section 1.1 Company Actions. The recommendation referred to in Recital B may be withdrawn, modified or amended by the Board of Directors of Company if the Board deems such withdrawal, modification or amendment necessary in light of its fiduciary duties to Stockholders after consultation with counsel and the Special Committee and its counsel.

         Section 1.2 The Merger. Subject to the terms and conditions of this Agreement, and in accordance with the DGCL, at the Effective Time, (a) Purchaser shall be merged with and into Company (the "Merger") and the separate corporate existence of Purchaser shall thereupon cease; and (b) Company shall be the surviving corporation in the Merger (the "Surviving Corporation") and shall continue to be governed by the laws of the State of Delaware. The Merger shall have the effects specified in the DGCL and as provided herein. Without limiting the foregoing, and subject thereto, at the Effective Time, all of the property, rights, privileges, powers and franchises of Company and Purchaser shall vest in Surviving Corporation, and all debts, liabilities, and duties of Company and Purchaser shall become debts, liabilities and duties of Surviving Corporation.

         Section 1.3 Effective Time. Subject to the terms and conditions of this Agreement, as soon as practicable after satisfaction or waiver of the conditions set forth in Article 6, Parent, Purchaser and Company will cause a Certificate of Merger to be executed and filed on the Closing Date (or on such other date as Parent and Company may agree) with the Secretary of State of Delaware as provided in the DGCL. The Merger shall become effective at the time when the Certificate of Merger is duly filed with the Secretary of State of Delaware, or such later time as is agreed upon by the parties and specified in the Certificate of Merger (such time, the "Effective Time").

         Section 1.4 Closing. The closing of the Merger (the "Closing") shall take place at 10:00 a.m. on a date to be specified by the parties, which shall be no later than the fifth business day after satisfaction or waiver of all of the conditions set forth in Article 6 hereof (the "Closing Date"), at the corporate offices of Company, unless another date or place is agreed to in writing by the parties hereto.

         Section 1.5 Directors and Officers of Surviving Corporation. The directors and the officers of Company at the Effective Time shall, from and after the Effective Time, be the directors and officers, respectively, of Surviving Corporation, until their successors shall have been duly elected or appointed or qualified or until their earlier death, resignation (including that provided herein), or removal in accordance with applicable law, the Certificate of Incorporation and the Bylaws of Company.

         Section 1.6 Certificate of Incorporation. The Certificate of Incorporation of Company in effect at the Effective Time shall be the Certificate of Incorporation of Surviving Corporation, until amended, in accordance with applicable law.

         Section 1.7 Bylaws. The Bylaws of Company in effect at the Effective Time shall be the Bylaws of Surviving Corporation, until amended, in accordance with applicable law.

                       ARTICLE 2--CONVERSION OF SECURITIES

         Section 2.1 Conversion of Capital Stock. At and as of the Effective Time, by virtue of the Merger and without any action on the part of the holders of any shares of Company Common Stock (including shares of Class A Common Stock and Class B Common Stock, and any share of the Company's Class A Common Stock issuable as a result of any conversion of Class B Common Stock into Class A Common Stock, the "Shares") or holders of any shares of Purchaser Common Stock:

         (a) Purchaser Common Stock. Each issued and outstanding share of Purchaser Common Stock (including all Shares that are owned by Parent ("Parent-Owned Shares")) shall be converted into and become one fully paid and non-assessable share of Class B Common Stock of Surviving Corporation.

         (b) No Effect on Parent-Owned Stock. All Parent-Owned Shares shall continue to remain issued and outstanding and shall not be converted into the right to receive the Merger Consideration.

         (c) Cancellation of Treasury Stock. All Shares that are owned by the Company as treasury stock immediately prior to the Effective Time ("Treasury Shares") shall be canceled and retired and shall cease to exist and no consideration shall be delivered in exchange therefor.

         (d) Conversion of Shares and Dissenting Shares. Each issued and outstanding Share (other than Parent-Owned Shares, the Treasury Shares, and the Dissenting Shares) shall be converted into the right to receive $3.50 in cash, payable by Surviving Corporation to the holder thereof, without interest (the "Merger Consideration"), upon surrender of the Certificate formerly representing such Share in the manner provided in
         Section 2.2. Subject to and in accordance with Section 2.3, each issued and outstanding Dissenting Share shall be converted into the right to receive payment of the fair value of such Dissenting Share as determined in accordance with the DGCL, from Surviving Corporation to the holder thereof. From and after the Effective Time, all of such Shares and Dissenting Shares shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist in all respects, and each holder of a Certificate formerly representing any such Share or Dissenting Share shall cease to have any rights with respect thereto, except for the rights to receive the foregoing payments.

         Section 2.2  Surrender of Certificates.

         (a) Paying Agent. At or prior to the Effective Time, Parent shall designate a bank reasonably acceptable to Company to act as agent for the holders of the Shares in connection with the Merger (the "Paying Agent"), and Parent shall, or Parent shall cause Surviving Corporation to, make available to the Paying Agent funds sufficient in the aggregate for the Paying Agent to make full payment of the Merger Consideration to the holders of the Shares entitled to payment of the Merger Consideration pursuant to Section 2.1(d). Such funds shall be invested by the Paying Agent as directed by Parent or Surviving Corporation, and interest thereon shall be paid to Surviving Corporation.

         (b) Surrender Procedures. As used herein, the term "Certificate" means a stock certificate which immediately prior to the Effective Time represented outstanding Shares. As soon as reasonably practicable after the Effective Time, the Paying Agent shall mail to each holder of record of a Certificate formerly representing Shares that were converted pursuant to Section 2.1(d) into the right to receive the Merger Consideration : (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Paying Agent and shall be in such form and have such other provisions as Parent and Company may reasonably specify), and (ii) instructions for use in effecting the surrender of the Certificates in exchange for payment of the Merger Consideration. Upon surrender of a Certificate for cancellation to the Paying

         Agent, together with such letter of transmittal, duly executed, the holder of such Certificate shall be entitled to receive in exchange therefor the Merger Consideration for each Share formerly represented by such Certificate and the Certificate so surrendered shall forthwith be canceled. No interest will be paid or accrued to the holder of the Certificate with respect to the cash payable upon the surrender of the Certificate. If payment of the Merger Consideration is to be made to a Person other than the Person in whose name the surrendered Certificate is registered, it shall be a condition of payment that the Certificate so surrendered shall be properly endorsed or shall be otherwise in proper form for transfer and that the Person requesting such payment shall have paid any transfer and other taxes required by reason of the payment of the Merger Consideration to a Person other than the registered holder of the Certificate surrendered or shall have established to the satisfaction of Surviving Corporation that such tax either has been paid or is not applicable. Until surrendered as contemplated by this Section 2.2, each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive the Merger Consideration in cash as contemplated by this
         Section 2.2. The right of any Stockholder to receive the Merger Consideration shall be subject to Section 2.4.

         (c) Transfer Books; No Further Ownership Rights in the Shares. At the Effective Time, the stock transfer books of Company shall be closed and thereafter there shall be no further registration of transfers of the Shares on the records of Company (except for those owned by Parent or Purchaser). From and after the Effective Time, the holders of Certificates evidencing ownership of the Shares (other than Parent-Owned Shares) outstanding immediately prior to the Effective Time shall cease to have any rights with respect to such Shares, except as otherwise provided for herein or by applicable Law.

         (d) Termination of Fund; No Liability. At any time following twelve months after the Effective Time, Surviving Corporation shall be entitled to require the Paying Agent to deliver to it any funds (including any interest received with respect thereto) which had been made available to the Paying Agent and which have not been disbursed to holders of Certificates, and thereafter such holders shall be entitled to look to Surviving Corporation (subject to abandoned property, escheat or other similar Laws) only as general creditors thereof, with respect to the Merger Consideration payable upon due surrender of their Certificates, without any interest thereon. Notwithstanding the foregoing, neither Surviving Corporation nor the Paying Agent shall be liable to any holder of a Certificate for Merger Consideration delivered to a public official pursuant to any applicable abandoned property, escheat or similar Law. Subject to such Laws (i.e., the Surviving Corporation shall be obligated to pay the Merger consideration for particular Shares only once), even after the delivery by the Paying Agent to the Surviving Corporation of any funds not previously disbursed to Stockholders, the Surviving Corporation shall continue to be obligated to pay the Merger Consideration to any Stockholder surrendering a Share certificate, and the certificate shall then be canceled.

         (e) Lost, Stolen or Destroyed Certificates. In the event any Certificate for Shares (other than Dissenting Shares and Parent-Owned Shares) shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed (in form and substance satisfactory to Parent) and, if required by Parent, the posting by such Person of a bond (in form, substance and amount satisfactory to Parent) as indemnity against any claim that may be made against it with respect to such Certificate, the Paying Agent will issue in exchange for such lost, stolen or destroyed Certificate the Merger Consideration pursuant to Section 2.2(b).

         Section 2.3 Dissenting Shares. Notwithstanding any other provision of this Agreement to the contrary, Shares held by a holder who has not voted such Shares in favor of the Merger and with respect to which appraisal rights shall have been exercised and perfected in accordance with Section 262 of the DGCL and as of the Effective Time not withdrawn ("Dissenting Shares"), shall be converted at and as of the Effective Time into the right to receive payment from Surviving Corporation of the fair value of such Shares as determined in accordance with
Section 262 of the DGCL, unless and until the holder of such Shares withdraws his demand for such appraisal or becomes ineligible for such appraisal (through failure to perfect or otherwise), in which case, such right to receive payment shall then be converted, as of the Effective Time, into the right to receive payment from Surviving Corporation of the Merger Consideration for such Shares, without interest. Any Dissenting Stockholder who has withdrawn his demand for appraisal shall be treated in the same manner as a non-dissenting Stockholder and have the same rights under Section 2.2 of this Agreement. Company shall give Parent (i) prompt notice of any demands for appraisal of Shares received by Company and (ii) the opportunity to participate in and direct all negotiations and proceedings with respect to any such demands. Company shall not, without the prior written consent of Parent, voluntarily make any payment with respect to, settle or offer to settle, any such demands.

         Section 2.4. Withholding Taxes. Surviving Corporation shall be entitled to deduct and withhold from the consideration otherwise payable to a holder of Shares pursuant to the Merger, such amounts as are required to be withheld under the Code, or any applicable Laws or Orders. To the extent that amounts are so withheld by Surviving Corporation, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the Shares in respect of which such deduction and withholding was made by Surviving Corporation.

              ARTICLE 3--REPRESENTATIONS AND WARRANTIES OF COMPANY

         Company represents and warrants to Parent and Purchaser that:

         Section 3.1 Corporate Existence and Power. Company is a corporation duly incorporated, validly existing and in good standing under the Laws of the state of its incorporation, and has the requisite corporate power and authority necessary to own, operate and lease its properties and assets, and to carry on its business as now being conducted. Company is duly qualified as a foreign entity to do business, and is in good standing, in each jurisdiction where the character of its properties owned, operated or leased, or the nature of its activities, makes such qualification necessary except for any such failure which, taken together with any other such failures, would not reasonably be expected to have a Material Adverse Effect. A correct and complete copy of the Certificate of

Incorporation and the Bylaws of Company, each as amended through the date hereof, have been made available by Company to Parent.

         Section 3.2 Corporate Authorization. The execution, delivery and performance by Company of this Agreement and the consummation by Company of the
Transactions: (i) are within Company's corporate powers, and (ii) except for the Required Stockholder Approval, have been deemed advisable and have been duly authorized by all necessary corporate action on behalf of Company. This Agreement and the Transactions have been duly approved by the Board of Directors of Company, and at least three-quarters of such Board consisted of continuing directors (as defined in the Certificate of Incorporation of Company), and accordingly the provisions of Article FOURTEENTH, Section A of the Certificate of Incorporation of the Company are not applicable to this Agreement or the Transactions. Company is not governed by, and this Agreement and the Transactions are not subject to, the restrictions on business combinations set forth in the Business Combinations Act. This Agreement constitutes a legal, valid and binding obligation of Company, enforceable against it in accordance with its terms, subject to the effect of bankruptcy, insolvency, reorganization and other similar laws relating to creditors' rights generally and to general principles of equity.

         Section 3.3 Governmental Authorization. The execution, delivery and performance by Company of this Agreement and the consummation of the Transactions by Company require no action by or in respect of, or filing with, any Governmental Authority other than (i) the filing of Certificate of Merger in accordance with the DGCL, and (ii) compliance with applicable requirements of the Exchange Act and of applicable state securities laws.

         Section 3.4 Non-Contravention. The execution, delivery and performance by Company of this Agreement and the consummation by Company of the Transactions do not and will not (i) contravene or conflict with the Certificate of Incorporation or Bylaws of Company, and (ii) assuming compliance with the matters referred to in Section 3.3 and procurement of the Required Stockholder Approval, contravene or conflict with or constitute a violation of any provision of any Law or Order binding upon or applicable to Company or its respective properties or assets, and (iii) except as set forth in EXHIBIT 3.4, do not constitute a breach, violation or default of or under, or give rise to a right to terminate or accelerate, or require a consent under, or create any lien, encumbrance or restriction upon any assets or properties of Company pursuant to, any document, instrument, certificate, agreement, or other arrangement, to which Company is a party, or by which any of its respective properties or assets are bound, which would reasonably be expected to have a Material Adverse Effect.

         Section 3.5 Capitalization. The authorized capital stock of Company consists of 18,000,000 authorized Shares of Company Common Stock (of which 12,000,000 are Class A Common Stock and 6,000,000 are Class B Common Stock), and 10,000,000 authorized shares of Preferred Stock. With respect to Company, (a) 2,617,243 Shares of Class A Common Stock were issued and outstanding as of February 11, 1999, (b) 4,192,686 Shares of Class B Common Stock were issued and outstanding as of February 11, 1999, (c) no Shares of Company Common Stock are held in the treasury of Company, (d) no Shares of Company Common Stock are reserved for future issuance pursuant to any stock options, stock incentive, or other stock arrangements or plans , (e) no shares of Preferred Stock are issued and outstanding, (f) no shares of Preferred Stock are held in the treasury of Company, and (g) no shares of Preferred Stock are reserved for future issuance pursuant to any stock options, stock incentive, or other stock arrangements or plans. All outstanding Shares of Company Common Stock are duly authorized, validly issued, fully paid and nonassessable. There are no bonds, debentures, notes or other indebtedness having general voting rights (or convertible into securities having such rights) ("Voting Debt") of Company outstanding. Except as set forth above in this Section (and except for any Shares of Class B Common Stock which may have been converted since February 11, 1999 into to an equal number of Shares of Class A Common Stock in accordance with the Certificate of Incorporation of the Company), there are (i) no shares of capital stock or other voting securities of Company authorized, issued or outstanding, (ii) no existing options, warrants, calls, preemptive rights, subscriptions or other rights, agreements, arrangements or commitments of any character relating to the issued or unissued capital stock of Company, or obligating Company to issue, transfer or sell or cause to be issued, transferred or sold any shares of capital stock or Voting Debt of, or other equity interest in, Company or securities convertible into or exchangeable for such shares or equity interests, or obligating Company to grant, extend or enter into any such option, warrant, call, subscription or other right, agreement, arrangement or commitment, and
(iii) no outstanding contractual obligations of Company to repurchase, redeem or otherwise acquire any Shares, or the capital stock of Company, or to provide funds to make any investment (in the form of a loan, capital contribution or otherwise) in any other Person.

         Section 3.6 Company Subsidiaries and Other Equity Interests. Company does not own any material equity interest in any corporation or other Person.

         Section 3.7  Disclosure Documents.

         (a) Each document required to be filed by Company with the SEC in connection with the Transactions contemplated by this Agreement (the "Company Disclosure Documents"), including, without limitation the Proxy Statement, will, when filed, comply as to form in all material respects with the applicable requirements of the Exchange Act.

         (b) At the time the Proxy Statement or any amendment or supplement thereto is first mailed to Stockholders, at the time such Stockholders vote on adoption of this Agreement, and at the Effective Time, the Proxy Statement, as supplemented or amended, if applicable, will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. At the time of the filing of any Company Disclosure Document other than the Proxy Statement and at the time of any distribution thereof, such Company Disclosure Document will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

         (c) The representations and warranties contained in this Section 3.7 will not apply to statements or omissions included in any Company Disclosure Documents (including, without limitation, the Proxy Statement) based upon information furnished to Company by Parent or Purchaser specifically for use therein.

        ARTICLE 4--REPRESENTATIONS AND WARRANTIES OF PARENT AND PURCHASER

         Parent and Purchaser, jointly and severally, represent and warrant to Company that:

         Section 4.1 Corporate Existence and Power. Parent is a limited liability company, and Purchaser is a corporation, and each is duly organized, validly existing and in good standing under the laws of the State of Delaware, and each has all limited liability company or corporate powers and all governmental licenses, authorizations, consents and approvals required to consummate the transactions contemplated by this Agreement. Since the date of its formation or incorporation, neither Parent nor Purchaser has engaged in any activities other than in connection with or as contemplated by this Agreement.

         Section 4.2 Capitalization. The authorized capital stock of Purchaser consists of 10,000 shares of common stock, par value $1.00 per share, of which one hundred (100) shares are outstanding as of the Effective Time and are owned, beneficially and of record, by Parent. All of the issued and outstanding shares of capital stock of Purchaser are validly issued, fully paid, non-assessable and free of preemptive rights and all liens. All of the members' interests in Parent are owned by the Jim Tankersley Family.

         Section 4.3 Corporate Authorization. The execution, delivery and performance by Parent and Purchaser of this Agreement and the consummation by Parent and Purchaser of the Transactions contemplated hereby are within the respective corporate (or limited liability company) powers of Parent and Purchaser, and have been duly authorized respectively by all necessary corporate (or limited liability company) action. This Agreement constitutes a legal, valid and binding agreement of Parent and Purchaser, enforceable against each of them in accordance with its terms.

         Section 4.4 Governmental Authorization. The execution, delivery and performance by Parent and Purchaser of this Agreement and the consummation by Parent and Purchaser of the Transactions contemplated by this Agreement require no action by or in respect of, or filing with, any Governmental Authority other than (i) the filing of Certificate of Merger in accordance with the DGCL, and
(ii) compliance with any applicable requirements of the Exchange Act.

         Section 4.5 Non-Contravention. The execution, delivery and performance by Parent and Purchaser of this Agreement and the consummation by Parent and Purchaser of the Transactions contemplated hereby do not and will not (i) contravene or conflict with the respective certificates of formation, certificates of incorporation, bylaws, operating agreements, or other organizational documents of Parent or Purchaser, and (ii) assuming compliance with the matters referred to in Section 4.3, contravene or conflict with or constitute a violation of any provision of any Law or

Order binding upon or applicable to Parent or Purchaser or any of their respective properties or assets, and (iii) do not constitute a breach, violation or default of or under, or give rise to a right to terminate or accelerate, or require a consent under, or create any lien, encumbrance or restriction upon any of the respective assets or properties of Parent or Purchaser pursuant to, any document, instrument, certificate, agreement, or other arrangement, to which Parent or Purchaser is a party, or by which any of their respective properties or assets are bound.

         Section 4.6 Disclosure Documents. The information with respect to Parent, Purchaser and their Affiliates that is filed with the SEC or is furnished to Company for use in any Company Disclosure Document will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading (i) in the case of the Proxy Statement at the time the Proxy Statement or any amendment or supplement thereto is first mailed to Stockholders, at the time Stockholders vote on adoption of this Agreement and at the Effective Time, and (ii) in the case of any Company Disclosure Document other than the Proxy Statement, at the time of the filing thereof and at the time of any distribution thereof.

         Section 4.7 Finders' and Bankers' Fees. There is no investment banker, broker, finder or other intermediary which has been retained by or is authorized to act on behalf of Parent or Purchaser or their affiliates who might be entitled to any fee or commission from Parent and/or Purchaser or their affiliates in connection with the Transactions or the financing thereof.

         Section 4.8 Solvency Matters. Upon consummation of the Transactions,
(i) the fair value of Surviving Corporation's assets will exceed Surviving Corporation's stated liabilities and identified contingent liabilities, (ii) Surviving Corporation will be able to pay its debts as they become absolute and become due in the usual course of business, and (iii) the capital remaining in Surviving Corporation after consummation of the Transactions will not be unreasonably small for the business in which Surviving Corporation is engaged and is proposed to be engaged following consummation of the Transactions.

         Section 4.9 Litigation. Except as set forth on EXHIBIT 4.9, there are no claims, actions, suits, proceedings or investigations pending or threatened, against Parent or Purchaser or their affiliates, before any Governmental Authority, that seek to prevent or delay the performance of this Agreement or the Transaction.

         Section 4.10 Other Agreements. Neither Parent nor Purchaser nor any of their affiliates has any agreement or understanding with any other Stockholder of Company regarding the payment of any consideration of any kind to or for the benefit of any Stockholder in connection with the Transactions, except pursuant to the terms of this Agreement.

         Section 4.11 No Resale. Parent, Purchaser and their Affiliates are acquiring the Shares without any intent to resell the Shares or to sell all or substantially all of the assets of Surviving Corporation, and neither Parent, Purchaser nor any Affiliate of Parent or Purchaser, has received an offer to purchase any or all of the Shares or all or substantially all of the assets of Surviving Corporation. The members of the Jim Tankersley Family will not sell their Shares to a third party prior to, or tender their Shares in, the Transactions; rather, all of the Shares held by the Jim Tankersley Family will be transferred to and held by Parent as of the Effective Date.

                              ARTICLE 5--COVENANTS

         Section 5.1 Interim Operations of Company. From the date hereof until the Effective Time, except as agreed to in writing by Parent, Company shall conduct its business in the ordinary course consistent with past practice and shall use all commercially reasonable efforts to preserve intact their business organizations and relationships with third parties and to keep available the services of their present officers and employees. Without limiting the generality of the foregoing, from the date hereof until the Effective Time, without the prior written consent of Parent:

         (a) Company shall not, directly or indirectly, (i) issue, sell, transfer or pledge or agree to sell, transfer or pledge any treasury stock of Company or any capital stock or equity interests in any Person owned by it; (ii) amend its Certificate of Incorporation or Bylaws or similar organizational documents; or (iii) split, combine or reclassify (except for the issuance of Class A Shares upon conversion of Class B Shares in accordance with the Certificate of Incorporation) the outstanding Shares or Preferred Stock;

         (b) Company shall not: (i) declare, set aside or pay any dividend or other distribution payable in cash, stock or property with respect to its capital stock; (ii) issue, sell, pledge, dispose of or encumber any additional shares of, or securities convertible into or exchangeable for, or options, warrants, calls, commitments or rights of any kind to acquire any shares of, capital stock of any class of Company (except for issuance of Class A Shares resulting from conversions of Class B Shares into Class A Shares in accordance with the Certificate of Incorporation); (iii) transfer, lease, license, sell, mortgage, pledge, dispose of, or encumber any assets other than in the ordinary and usual course of business and consistent with past practice; (iv) except for the Financing pursuant to the Permitted Financing Terms, incur or modify any indebtedness or other liability, other than in the ordinary and usual course of business and consistent with past practice; or (v) redeem, purchase or otherwise acquire directly or indirectly any of its capital stock;

         (c) Company shall not, other than in the ordinary course of business:
         (i) grant any increase in the compensation payable or to become payable by Company to any of its executive officers; or (ii) adopt any new, or amend or otherwise increase, or accelerate the payment or vesting of the amounts payable or to become payable under, any existing bonus, incentive compensation, deferred compensation, severance, profit sharing, stock option, stock purchase, insurance, pension, retirement or other employee benefit plan, agreement or arrangement; or (iii) enter into any employment or severance agreement with or, except in accordance with the existing written policies of Company, grant any severance or termination pay to any officer, director or employee of Company;

         (d) Company shall not permit any insurance policy naming it as a beneficiary or a loss payable payee to be canceled or terminated without notice to Parent, except in the ordinary course of business and consistent with past practice;

         (e) Company shall not enter into any contract or transaction relating to the purchase of assets other than in the ordinary course of business and consistent with prior practice;

         (f) Company shall not, other than in the ordinary course of business:
         (i) change any of the accounting methods used by it unless required by GAAP; (ii) make any material tax election; (iii) change any material tax election already made; (iv) adopt any material tax accounting method; (v) change any material tax accounting method unless required by GAAP; or (vi) enter into any closing agreement, settle any tax claim or assessment or consent to any tax claim or assessment or any waiver of the statute of limitations for any such claim or assessment;

         (g) except for the Financing pursuant to the Permitted Financing Terms and other than in the ordinary course of business, Company shall not:
         (i) incur or assume any long-term debt; (ii) except in the ordinary course of business and consistent with past practice, incur or assume any short-term indebtedness; (iii) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other Person; (iv) make any loans, advances or capital contributions to, or investment in, any other Person (other than customary loans or advances to employees in accordance with past practice); or (v) enter into any material commitment or transaction (including, but not limited to, any borrowing, capital expenditure or purchase, sale or lease of assets);

         (h) Company shall not: (i) settle or compromise any material claim, lawsuit, liability or obligation; or (ii) pay, discharge or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction of any such claims, liabilities or obligation, (x) to the extent reflected or reserved against in, or contemplated by, the consolidated financial statements (or the notes thereto) of Company on a consolidated basis, (y) incurred in the ordinary course of business and consistent with past practice or (z) which are legally required to be paid, discharged or satisfied;

         (i) Company shall not take, or agree to commit to take, any action that would make any representation or warranty of Company contained herein inaccurate in any respect at, or as of any time prior to, the Effective Time; and

         (j) Company shall not enter into an agreement, contract, commitment or arrangement to do any of the foregoing, or to authorize, recommend, propose or announce an intention to do any of the foregoing.

         Section 5.2 Access to Information. From the date hereof until the Effective Time, Company will give Parent and Purchaser, and their respective counsel, financial advisors, prospective lenders, auditors and other authorized representatives (pursuant to appropriate confidentiality agreements) full access to the offices, properties, books and records of Company, will furnish to Parent and Purchaser and their respective counsel, financial advisors, prospective lenders, auditors and other authorized representatives such financial and operating data and other information as such Persons may reasonably request and will instruct Company's employees, counsel, financial advisors and auditors to cooperate with Parent and Purchaser in their investigation of the business of Company.

         Section 5.3 Other Potential Bidders. Company shall, directly or indirectly, furnish information and access, in each case in response to unsolicited requests therefor, received prior to or after the date of this Agreement, to the same extent permitted by Section 5.2 hereof, to any Person pursuant to appropriate confidentiality agreements, and may participate in discussions and negotiate with any such Person concerning any merger, sale of assets, sale of shares of capital stock or similar transaction involving Company or any division of Company (any such transaction being referred to herein as a "Competing Transaction"), only if the Special Committee determines, after consultation with counsel and its independent financial advisor, that such action is necessary in light of the fiduciary duties of the Board of Directors to the Public Stockholders. In the event a potential Competing Transaction exists, Company shall direct its officers and other appropriate personnel to cooperate with and be reasonably available to consult with any such Person. Except as set forth above, Company shall not solicit, participate in or initiate discussions or negotiations with, or provide any information to, any Person (other than Parent or Purchaser) concerning any merger, sale of assets, sale of shares of capital stock or similar transaction involving Company.

         Section 5.4 Notices of Certain Events. Each party shall promptly notify the other parties of:

         (a) any notice or other communication received by such party from any Person alleging that the consent of such Person is or may be required in connection with the Transactions;

         (b) any occurrence or non-occurrence of any event that would cause any representation or warranty of such party contained in this Agreement to be untrue or inaccurate in any material respect at or prior to the Effective Time;

         (c) any material failure of such party to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; and

         (d) any notice or other communication from any Governmental Authority in connection with the Transactions; provided, however, that the delivery of any notice pursuant to this Section 5.4 shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice.

         Section 5.5 Voting of Shares. In any vote of Stockholders with respect to this Agreement and the Transactions, Parent and Purchaser shall vote or cause to be voted all of the shares of Company Common Stock beneficially owned by each such party in favor of the approval and adoption of this Agreement and the Transactions.

         Section 5.6 Director and Officer Liability. For six (6) years, or for the period provided for in the applicable statute of limitations, whichever is longer, from and after the Effective Time, Parent will or will cause Surviving Corporation to indemnify and hold harmless the present and former officers and directors of Company ("Indemnified Persons") in respect of acts or omissions occurring at or prior to the Effective Time to the fullest extent provided under the DGCL or under Company's Certificate of Incorporation and Bylaws in effect on the date hereof. Notwithstanding any provision herein to the contrary, the covenants contained in this Section 5.6 shall survive the Effective Time and the consummation of the Transactions, are intended to benefit the Indemnified Persons, and shall be binding on all successors and assigns of Parent and Surviving Corporation.

         Section 5.7 Best Efforts. Subject to the terms and conditions of this Agreement, each party will use its reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable Laws to consummate the Transactions contemplated by this Agreement.

         Section 5.8 Certain Filings. Company, Parent and Purchaser shall cooperate with each other (a) in connection with the preparation of Company Disclosure Documents, (b) in determining whether any action by or in respect of, or filing with, any Governmental Authority is required, or any actions, consents, approvals or waivers are required to be obtained from parties to any material contracts, in connection with the consummation of the transactions contemplated by this Agreement, and (c) in seeking any such actions, consents, approvals or waivers or making any such filings, furnishing information required in connection therewith or with Company Disclosure Documents and seeking timely to obtain any such actions, consents, approvals or waivers.

         Section 5.9 Public Announcements. Parent and Company will consult with each other before issuing any press release or making any public statement with respect to this Agreement or the Transactions and, except as may be required by applicable Law or any listing agreement with any national securities exchange, will not issue any such press release or make any such public statement prior to such consultation.

         Section 5.10 Financing

         (a) Parent shall use its best efforts to obtain all financing that is necessary or desirable both to consummate the Transactions and to fund the working capital needs of Surviving Corporation after the Closing (the "Financing"), on terms and conditions substantially in accordance with the Permitted Financing Terms.

         (b) Company shall use its reasonable best efforts to provide assistance to Parent and Purchaser in obtaining the Financing in accordance with the Permitted Financing Terms.

         (c) Parent and Purchaser shall deliver to the Special Committee and Company within fifteen (15) days of the date of this Agreement copies of a written commitment for the Financing on terms substantially in accordance with the Permitted Financing Terms.

         (d) The funds provided by the written commitment(s) delivered by Parent and Purchaser pursuant to subparagraph (c) above will be sufficient to complete the Transactions contemplated hereby. Parent and Purchaser shall use their best efforts to close the financing reflected in any such written commitment(s). Any material change in the commitment(s) so delivered or any new commitment(s) delivered must be approved by the Special Committee, Company and Parent, which approval will not be unreasonably withheld by any party.

         Section 5.11 Stockholders' Meeting. In accordance with applicable Law:

         (a) Company shall duly call, give notice of, convene and hold a special meeting of Stockholders (the "Special Meeting") as soon as reasonably practicable for the purpose of considering and voting upon the approval and adoption of this Agreement and the Transactions, and comply with all legal requirements applicable to such meeting, in order to procure the Required Stockholder Approval;

         (b) Company shall in connection with such meeting, promptly prepare and file (in consultation with Parent) with the SEC a preliminary proxy or information statement, and a Schedule 13E-3 Transaction Statement required pursuant to Section 13(e) of the Exchange Act (a "Schedule 13E-3"), relating to the Transactions and this Agreement and use its reasonable best efforts (x) to obtain and furnish the information required to be included by the SEC in such preliminary proxy statement and Schedule 13E-3 and, after consultation with Parent, the Special Committee, and their respective counsel, to respond promptly to any comments made by the SEC with respect to the preliminary proxy or
         Schedule 13E-3 and cause a definitive proxy or information statement, including any amendment or supplement thereto (the "Proxy Statement") to be mailed to Stockholders, provided that no material amendment or supplement to either the Proxy Statement or Schedule 13E-3 will be made by Company without consultation with Parent, the Special Committee, and their respective counsel, and (y) to obtain the necessary approvals of the Transactions and this Agreement by Stockholders;

         (c) Company shall include in the Proxy Statement the recommendation of the Board of Directors of Company that Stockholders vote in favor of the approval and the adoption of this Agreement and the transactions; and

         (d) Parent and Purchaser shall, in connection with such meeting, promptly prepare and file (in consultation with Company) with the SEC a
         Schedule 13E-3 relating to the Transactions and this Agreement and use its reasonable best efforts (x) to obtain and furnish the information required to be included by the SEC in such Schedule 13E-3 and, after consultation with Company, the Special Committee, and their respective counsel, to respond promptly to any comments made by the SEC with respect to the Schedule 13E-3, provided that no material amendment or supplement to the
         Schedule 13E-3 will be made by Parent or Purchaser without consultation with Company, the Special Committee, and their respective counsel, and
         (y) to obtain the necessary approvals of the Transactions and this Agreement by the Jim Tankersley Family;

         Section 5.12 Further Assurances. At and after the Effective Time, the officers and directors of Surviving Corporation will be authorized to execute and deliver, in the name and on behalf of Company or Purchaser, any deeds, bills of sale, assignments or assurances and to take and do, in the name and on behalf of Company or Purchaser, any other actions and things they may deem desirable to vest, perfect or confirm of record or otherwise in Surviving Corporation any and all right, title and interest in, to and under any of the rights, properties or assets of Company acquired or to be acquired by Surviving Corporation as a result of, or in connection with, the Merger.

         Section 5.13 Resignations of Directors. Each director of Company personally agrees to promptly execute and deliver to Parent, at Parent's request, his resignation as a director of Surviving Corporation as provided herein.

                       ARTICLE 6--CONDITIONS TO THE MERGER

         Section 6.1 Conditions to the Obligations of Each Party. The obligations of Company, Parent and Purchaser to consummate the Merger are subject to the satisfaction at or prior to the Effective Time of the following conditions, any or all of which may be waived, in whole or in part, by each of the parties intended to benefit therefrom, to the extent permitted by applicable
Law:

         (a) this Agreement and the Transactions shall have been approved and adopted at the Special Meeting by (i) a majority of all votes of the outstanding Shares of Company Common Stock entitled to vote thereon, such votes determined in accordance with Article FOURTH, Section C(2) of the Certificate of Incorporation of Company and Section 251(c) of the DGCL, and (ii) a majority of all Shares of Company Common Stock entitled to vote thereon which are actually voted either "for" or "against" such approval and adoption (in item (ii), (x) excluding from such computation all Shares held by any of the Jim Tankersley Family or Parent and (y) counting each Share actually voted as one full vote, regardless of class) (the foregoing two approvals being collectively referred to herein as the "Required Stockholder Approval");

         (b) there are no claims, actions, suits, proceedings or investigations pending or threatened, against Company, Parent or Purchaser, before any Governmental Authority, that seek to prevent or delay the performance of this Agreement or the Transactions, or that would result in a Material Adverse Effect, and no Governmental Authority shall have enacted, issued, promulgated, enforced or entered any Law or Order (whether temporary, preliminary or permanent) which is in effect and which has the effect of making the Transactions illegal or otherwise prohibiting consummation of the Transactions;

         (c) all actions by or in respect of, or filings with, any Governmental Authority required to permit the consummation of the Transactions shall have been made or obtained;

         (d) at the time of mailing of the Proxy Statement, at the time of the Special Meeting, and at the Effective Time, J.C. Bradford & Co. (i) shall have delivered and reaffirmed in writing (to the Special Committee and the Board of Directors of Company, with a copy to Parent) its opinion, originally dated as of March [____], 1999, to the effect that the consideration to be received by the Public Stockholders pursuant to the Merger is fair to such Stockholders from a financial point of view, and (ii) shall not have withdrawn such opinion;

         (e) Parent or Purchaser shall have received and caused the Financing to be closed in accordance with the Permitted Financing Terms, and the proceeds of the Financing shall have been made available for the consummation of the Transactions;

         (f) Parent shall have received all documents it may reasonably request relating to the existence of Company and the authority of Company to enter into this Agreement, all in form and substance reasonably satisfactory to Parent; and

         (g) Parent and Company shall have received or be satisfied that each of them will receive all consents, amendments and approvals contemplated by Sections 3.3 and 3.4, and any other consents of third parties necessary in connection with the consummation of the Merger, if failure to obtain any such consent would have a Material Adverse Effect or violate any Law or Order, and Parent shall have received a certificate signed by an executive officer of Company certifying as to Company's receipt of and satisfaction with the items referred to in this subsection (g).

         Section 6.2 Additional Conditions to the Obligations of Parent and Purchaser. The obligations of Parent and Purchaser to consummate the Merger are also subject to the satisfaction, at or prior to the time of obtaining the Required Stockholder Approval, of the following further conditions, any or all of which may be waived, in whole or in part, by each of the parties intended to benefit therefrom, to the extent permitted by applicable Law:

         (a) the number of Dissenting Shares shall not equal or exceed 250,000 Shares;

         (b) Company shall have performed in all material respects all of its obligations hereunder required to be performed by it at or prior to such time, the representations and warranties of Company contained in this Agreement and in any certificate delivered by Company pursuant hereto shall be true and correct in all material respects, at and as of such time as if made at and as of such time, except that those representations and warranties which address matters only as of a particular date shall remain true and correct as of such date, and Parent shall have received a certificate signed by an executive officer of Company (who may be the principal financial officer) to the effect of all of the foregoing matters in this subsection (b) and by the principal financial officer of Company to the effect of the matters in the exception clause of this subsection (b);

         (c) no Material Adverse Effect shall have occurred or shall be pending;

         (d) no reasonable basis (including, but not limited to, information from a customer(s) or information available from public or reliable industry sources) exists for Company, Purchaser or Parent to believe that any significant customer(s) for products sold by either division of Company, representing individually ten percent (10%) or more (or representing one of the top three customers [measured by gross sales of that division during the fiscal year ending February 28, 1999 ("fiscal 1998")]), or in the aggregate representing twenty-five percent (25%) or more, of the gross sales of that division during fiscal 1998, will reduce its annual purchases from Company after consummation of the Transactions to a level less than eighty percent (80%) of the amount it purchased from Company during fiscal 1998 (provided, however, that such reasonable basis must be materially different from the state of facts known to Parent and Purchaser at the date of execution of this Agreement;

         (e) Parent shall have received a certificate signed by an executive officer of Company, certifying the foregoing items (a) and (c);

         (f) all of the directors of Company shall have delivered to Parent in writing their resignations as directors of Surviving Corporation, in form attached hereto as EXHIBIT 6.2(g), with such resignations to become effective immediately at 12:01 A.M. of the day next after the Closing Date of the Merger;

         (g) all actions to be taken by Company in connection with consummation of the Transactions, and all certificates, instruments, and other documents required to effectuate the Transactions, shall be reasonably satisfactory in form and substance to Parent and Purchaser; and

         (h) The fees to be paid J.C. Bradford & Co. by Company shall not exceed $185,000.00 plus (i) out-of-pocket expenses and (ii) legal fees not to exceed $10,000.00, for its services rendered to the Special Committee.

         Section 6.3 Additional Conditions to the Obligations of Company. The obligations of Company to consummate the Merger are also subject to the satisfaction at or prior to the Effective Time of the following further conditions, any or all of which may be waived, in whole or in part, by Company to the extent permitted by applicable Law:

         (a) Parent and Purchaser shall have performed in all material respects all of their respective obligations hereunder required to be performed by them at or prior to the Effective Time, the representations and warranties of Parent and Purchaser contained in this Agreement and in any certificate delivered by Parent or Purchaser pursuant hereto shall be true and correct in all material respects at and as of the Effective Time as if made at and as of such time, except that those representations and warranties which address matters only as of a particular date shall remain true and correct as of such date, and Company shall have received a certificate signed by the President or any Vice President of each of Parent and Purchaser to the foregoing effect;

         (b) Company shall have received all documents it may reasonably request relating to the existence of Parent or Purchaser and the authority of Parent or Purchaser to enter into this Agreement, all in form and substance reasonably satisfactory to Company; and

         (c) all actions to be taken by Parent or Purchaser in connection with consummation of the Transactions, and all certificates, instruments, and other documents required to effectuate the Transactions, shall be satisfactory in form and substance to Company.

                             ARTICLE 7--TERMINATION

         Section 7.1 Termination. This Agreement may be terminated and the Transactions may be abandoned at any time prior to the Effective Time (notwithstanding any adoption and approval of this Agreement by Stockholders):

         (a) by mutual written consent of Company and Parent;

         (b) by either Parent or Company, if the Merger has not been consummated by June 30, 1999; provided, however, that the right to terminate this Agreement under this Section 7.1(b) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure of the Effective Time to occur on or before such date;

         (c) by either Parent or Company, if there shall be any Law that makes consummation of the Transactions illegal or otherwise prohibited or if any Order enjoining Parent or Company from consummating the Transactions is entered and such Order shall become final and nonappealable;

         (d) by either Parent or Company if this Agreement and the Transactions shall fail to be approved and adopted by the Required Stockholder Approval at the Special Meeting called for such purpose, as set forth in Section 6.1(a) above;

         (e) by either Parent or Company, if, consistent with the terms of this Agreement, the Board of Directors of Company withdraws, modifies or changes its recommendation of this Agreement or the Transactions in a manner adverse to Parent or Purchaser or shall have resolved to do any of the foregoing or the Board of Directors of Company shall have recommended to Stockholders of Company any Competing Transaction or resolved to do so; or

         (f) by Company, if Parent and Purchaser have not delivered to Company within fifteen (15) days of the date of this Agreement copies of a written commitment(s) from a lending institution(s) (which institution the Company determines to be acceptable to it), pursuant to which Financing will be received on terms substantially in accordance with the Permitted Financing Terms.

         Section 7.2 Effect of Termination. If this Agreement is terminated pursuant to Section 7.1, this Agreement shall become void and of no effect with no liability on the part of any party hereto, except that the agreements contained in Section 8.6 shall survive the termination hereof; provided, however, that, except as specifically provided herein, nothing herein shall relieve any party hereto of liability for any breach of this Agreement.

                           ARTICLE 8 -- MISCELLANEOUS

         Section 8.1 Definitions. As used herein, the following terms have the following respective meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

         "Affiliate" means, with respect to a Person, any other Person that, directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such given Person.

         "Agreement" means this Agreement and Plan of Merger, as the same may be supplemented, modified or amended from time to time.

         "Business Combinations Act" means Section 203 of the DGCL, as amended.

         "Certificate of Merger" means a certificate of merger with respect to the Merger, in compliance with the DGCL.

         "Class A Common Stock" means the Class A common stock, $1.00 par value per share, of Company

         "Class B Common Stock" means the Class B common stock, $1.00 par value per share, of Company.

         "Code" means the Internal Revenue Code of 1986, as amended.

         "Company Common Stock" means the common stock, $1.00 par value per share, of Company, including both Class A Common Stock and Class B Common Stock.

         "DGCL" means the Delaware General Corporation Law, as amended.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

         "Expenses" means all reasonable out-of-pocket expenses (including, without limitation, all fees and expenses of counsel, accountants, investment bankers, experts and consultants and commitment fees and other financing fees and expenses) incurred by Parent, Purchaser or Company or on behalf of any such party in connection with or related to the authorization, preparation, negotiation, execution and performance of this Agreement, the preparation, printing, filing and mailing of the Proxy Statement and Schedule 13E-3, the solicitation of the shareholder approvals and all other matters related to the consummation of the transactions contemplated hereby.

         "GAAP" means United States generally accepted accounting principles consistently applied.

         "Governmental Authority" means any federal, state, county, local, foreign or other governmental or public agency, instrumentality, commission, authority, board or body, and any court, arbitrator, mediator or tribunal.

         "Law" means any code, law, ordinance, regulation, rule or statute of any Governmental Authority.

         "Lien" means any security interest, lien, mortgage, deed to secure debt, deed of trust, pledge, charge, conditional sale or other title retention agreement, or other encumbrance of any kind.

         "Material Adverse Effect" means any matter that would reasonably be expected to affect materially and adversely the business, condition (financial or otherwise), prospects, or results of operations of Company considered as a whole (excluding, however, any matter that is the result of any action of any member of the Jim Tankersley Family which could reasonably be construed as intended to provide a basis for termination of the Transactions or of this Agreement).

         "Order" means any administrative decision or award, decree, injunction, judgment, order, quasi-judicial decision or award, ruling, or writ of any federal, state, local or foreign or other court, arbitrator, mediator, tribunal, administrative agency or other Governmental Authority.

         "Permitted Financing Terms" means the obtaining of Financing by Company upon the general terms and conditions set forth in EXHIBIT 8.1 hereto.

         "Person" means an individual, a corporation, a partnership, an association, a trust, a limited liability company or any other entity or organization, including a government or political subdivision or any agency or instrumentality thereof.

         "Preferred Stock" means the preferred stock, $1.00 par value per share, of Company.

         "Purchaser Common Stock" means the common stock, $1.00 par value per share, of Purchaser.

         "SEC" means the Securities and Exchange Commission.

         "Special Committee" means the committee of the Board of Directors appointed on September 16, 1998 and comprised entirely of directors who are neither members of management of Company nor affiliated with the Tankersley Group, Parent or Purchaser or any Affiliate thereof.

         "Surviving Corporation" means Company as surviving corporation resulting from the Merger.

         "Jim Tankersley Family" means James I. Tankersley, Edna W. Tankersley, Darla T. Darnall, Kelle T. Northern and James W. Tankersley.

         "Tankersley Group" means James I. Tankersley, Edna W. Tankersley, Darla
         T. Darnall, Kelle T. Northern, James W. Tankersley, Julia T. Wells and Daniel B. Tankersley.

The following terms are defined in the following Sections of this Agreement:

              TERM                                            SECTION
              ----                                            -------

         "Certificate"                                        2.2(b)
         "Closing"                                            1.4
         "Closing Date"                                       1.4
         "Company"                                            Opening Paragraph
         "Company Disclosure Documents"                       3.7
         "Competing Transaction"                              5.3
         "Dissenting Shares"                                  2.3
         "Effective Time"                                     1.3
         "Financing"                                          5.10(a)
         "Merger"                                             1.2
         "Merger Consideration"                               2.1(d)
         "Parent"                                             Opening Paragraph
         "Parent-Owned Shares"                                2.1(a)
         "Paying Agent"                                       2.2(a)
         "Proxy Statement"                                    5.11(b)
         "Purchaser"                                          Opening Paragraph
         "Public Stockholders"                                Recitals
         "Required Stockholder Approval"                      6.1(a)
         "Schedule 13E-3"                                     5.11(b)

         "Shares"                                             2.1
         "Stockholders"                                       Recitals
         "Special Meeting"                                    5.11(a)
         "Surviving Corporation"                              1.2
         "Transactions"                                       Recitals
         "Voting Debt"                                        3.5

         Section 8.2 Notices. Unless otherwise specifically provided herein, all notices, demands or other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given (a) when delivered personally to the recipient, (b) when sent to the recipient by telecopy (receipt electronically confirmed by sender's telecopy machine) if during normal business hours of the recipient, otherwise on the next business day, (c) one business day after the date when sent to the recipient by reputable express courier service (charges prepaid), or
(d) seven business days after the date when mailed to the recipient by certified or registered mail, return receipt requested and postage prepaid. Such notices, demands and other communications shall be sent to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

         If to Company:

                  United Foods, Inc.
                  Ten Pictsweet Drive
                  Bells, Tennessee 38006-0119
                  Attn: B.M. Ennis, President
                  Telephone: (901) 422-7600
                  Telecopy: (800) 561-8810

         With a copy (which shall not constitute notice) to:

                  Bass, Berry & Sims PLC
                  2700 First American Center
                  Nashville, Tennessee 37238-2700
                  Attn: James H. Cheek, III
                  Telephone: (615) 742-6200
                  Telecopy: (615) 742-6293

         If to Parent or Purchaser:

                  Pictsweet LLC
                  Ten Pictsweet Drive
                  Bells, Tennessee 38006-0119
                  Attn: James I. Tankersley
                  Telephone: (901) 422-7600

                  Telecopy: (800) 561-8810

         With a copy (which shall not constitute notice) to:

                  Sam D. Chafetz
                  Waring Cox, PLC
                  50 North Front Street
                  Suite 1300
                  Memphis, Tennessee 38103-1190
                  Telephone: (901) 543-8000
                  Telecopy: (901) 543-8036

         Section 8.3 Survival of Representations and Warranties. The representations and warranties contained herein and in any certificate delivered pursuant hereto shall not survive the Effective Time or the termination of this Agreement; provided, however, (i) that nothing in this Section 8.3 shall relieve any party from any liability for any breach of any representation, warranty or agreement in this Agreement occurring prior to termination, (ii) the agreements contained in Article 2, in Section 5.6, and in this Section 8.3 hereof shall survive the Effective Time indefinitely, and (iii) the agreements set forth in
Section 8.6 hereof shall survive termination indefinitely.

         Section 8.4 Enforcement of Agreement. Until the Effective Time, the Special Committee shall continue in existence and shall have the right to cause Company to take any action necessary or appropriate to enforce the rights of Company and the obligations of Parent and Purchaser under this Agreement.

         Section 8.5  Amendments;  Written  Waivers.

         (a) Any provision of this Agreement may be amended or waived prior to the Effective Time if, and only if, such amendment or waiver is in writing and signed by all parties hereto, or in the case of a waiver, by the party against whom the waiver is to be effective; provided that any such amendment and any such waiver by Company shall have been approved by the Board of Directors of Company, acting on the recommendation of the Special Committee; and provided, further, that after obtaining the adoption and approval of this Agreement by the Required Stockholder Approval, no such amendment or waiver shall, without further approval in the form of the Required Stockholder Approval, alter or change (i) the amount or kind of consideration to be received in exchange for any shares of capital stock of Company or (ii) any of the terms or conditions of this Agreement if such alteration or change would adversely affect the Public Stockholders.

         (b) No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

         Section 8.6 Expenses. All reasonable Expenses incurred by all parties in connection with this Agreement and the consummation of the Transactions shall be paid by Company if the Merger is consummated. If the Merger is not consummated, Company shall likewise pay all reasonable Expenses incurred by all parties in connection with this Agreement or the Transactions; provided, however, that Company may refuse to pay any expenses incurred by Parent or Purchaser if the failure to consummate the Merger arose from (i) a breach of the terms hereof by either Parent or Purchaser, (ii) a failure to obtain the Required Stockholder Approval or (iii) the number of Dissenting Shares equals or exceeds 250,000 Shares.

         Section 8.7 Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, provided that no party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of the other parties hereto except that Parent may transfer or assign, in whole or from time to time in part, to one or more of its Affiliates, its rights under this Agreement, but any such transfer or assignment will not relieve Parent of its obligations under this Agreement or prejudice the rights of Stockholders to receive the Merger Consideration for Shares properly surrendered in accordance with Section 2.2. This Agreement shall not be construed so as to confer any right or benefit upon any Person other than the parties to this Agreement, and their respective successors and assigns.

         Section 8.8 Governing Law. Regardless of the place or places where this Agreement may be executed, delivered or consummated, this Agreement shall be governed by and construed in accordance with the Laws of the State of Delaware, without regard to any applicable conflicts of Laws.

         Section 8.9 Severability. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

         Section 8.10 Captions. The captions contained in this Agreement are for reference purposes only and are not part of this Agreement.

         Section 8.11 Interpretations. Neither this Agreement nor any uncertainty or ambiguity herein shall be construed or resolved against any party, whether under any rule of construction or otherwise. No party to this Agreement shall be considered the draftsman. The parties acknowledge and agree that this Agreement has been reviewed, negotiated and accepted by all parties and their attorneys, as well as the Special Committee and its counsel, and shall be construed and interpreted according to the ordinary meaning of the words used so as fairly to accomplish the purposes and intentions of all parties hereto. References to Sections herein shall mean Sections of this Agreement unless otherwise indicated.

         Section 8.12 Counterparts; Effectiveness. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures were upon the same instrument. This Agreement shall become effective when each party hereto shall have received counterparts hereof signed by all of the other parties hereto.

         Section 8.13 Gender and Number. As herein, words of any gender shall include all other genders, and words in the singular shall include the plural, and vice versa, unless the context otherwise requires.

         IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed on its behalf as of the day and year first above written.

                                        UNITED FOODS,  INC.

                                        By: ____________________________________
                                        Name: B.M. Ennis
                                        Title: President

                                        PICTSWEET LLC

                                        By: ____________________________________
                                        Name:  James I. Tankersley
                                        Title:  President

                                        UF ACQUISITION CORP.

                                        By: ____________________________________
                                        Name:  James I. Tankersley
                                        Title:  President

                                                                     EXHIBIT 3.4

                                    Conflicts

Company's execution, delivery and performance of this Agreement will, in certain respects, be inconsistent with Company's obligations pursuant to the following other agreements:

1. Loan Agreement date April 7, 1993, as amended, with First American National Bank.

2. Master Security Agreements dated March 18, 1998 and related agreements with The CIT Group/Equipment Financing, Inc.

3.       Loan Agreement dated January 7, 1997 with Metropolitan Life Insurance
         Company.

4. Consolidation, Renewal and Restatement of Deed of Trust and Security Agreement dated January 30, 1997 with Northwestern National Life Insurance Company.

                                                                     EXHIBIT 4.9

                        Litigation Pending or Threatened

None, other than a letter dated November 30, 1998, addressed to the Board of Directors from an attorney located in New York, New York. The attorney purports to be "a longstanding shareholder and represent several thousand shares", and he threatens to commence litigation in connection with the Transactions if the price per Share is not deemed adequate by the holder(s) of those Shares, while suggesting that the proposed price per Share which now appears in the Merger Agreement would not be deemed adequate.

                                                                  EXHIBIT 6.2(g)

                            Resignation of Directors

                               _________ ___, 1999

United Foods, Inc.
Ten Pictsweet Drive
Bells, Tennessee 39006-0119
Attn: James I. Tankersley

         Re: Agreement and Plan of Merger, made as of March [___], 1999 (together with any amendments or supplements thereto, the "Merger Agreement"), by and among UNITED FOODS, INC., a Delaware corporation ("Company"), PICTSWEET LLC, a Delaware limited liability company ("Parent"), and UF ACQUISITION CORP., a Delaware corporation and a wholly owned subsidiary of Parent ("Purchaser").

Dear Sirs:

         Pursuant to the Merger Agreement, the undersigned persons (the "Directors") do each hereby irrevocably resign their positions as directors of the Company, effective immediately at 12:01 A.M. of the day next after the Closing Date (as defined in the Merger Agreement).

         This instrument may be executed in one or more counterparts, each of which shall be deemed an original, and all of which shall be deemed to be one and the same instrument. It shall not be necessary that any single counterpart bear the signature of all parties hereto. This instrument shall be separately enforceable against each Director when he signs this instrument, and it shall not be necessary for such enforcement that all Directors shall have signed it. Facsimile signatures hereon shall be deemed to be as fully enforceable as original signatures hereon.

                                          Sincerely,

                                          -----------------------------------


                                          -----------------------------------


                                          -----------------------------------


                                          -----------------------------------

                                                                     EXHIBIT 8.1


                            Permitted Financing Terms

BORROWER:                     United Foods, Inc. ("United Foods" or "Borrower")

LENDER:                       Unknown ("Lender(s)")

FACILITY:                     $35,000,000 Revolving Line of Credit
                                      (Outstanding tied to a borrowing base: 85% of eligible accounts receivable, 60% of eligible inventory.)

MATURITY:                     3 years with the ability to extend the maturity by
                              one year beginning one year from closing.

COLLATERAL:                   Facility is secured by a perfected first priority
                              interest in all of Borrower's accounts receivable and inventory (excluding the accounts receivable and inventory associated with Pictsweet Mushroom
                              Farms.)

INTEREST RATES:               Lender's Index Rate minus .5%.

                              LIBOR + 1.50%.

FEES:

       Commitment Fee:        Payable quarterly in arrears, 0.125% per annum
                              charged on the average unused portion of the Revolving Line of Credit. Standby Letters of
                              Credit will count as "usage".

STANDBY LETTERS OF CREDIT:

       Terms and Fees:        All new Standby Letters of Credit (i) will be
                              issued by the Lender as the Issuing Bank, (ii) will have Maturities equal to the lesser of either
                              364 days or the minimum maturity required by the beneficiary, provided that all new Standby Letter of Credits mature prior to the Maturity of the Revolving Credit Facility, and (iii) will bear a fee equal to 1.25%.

CONDITIONS PRECEDENT:         As customary for facilities of this nature,
                              including but not limited to:

                              - No material adverse change in Borrower's prospects or financial condition at any time prior to closing.

                              -      Receipt of documentation listing all
                                     material assets belonging to Borrower, and describing all liens and all material litigation.
                              -      Receipt of satisfactory opinion from
                                     Borrower's counsel.
                              -      Receipt of documents certifying that
                                     Borrower has the appropriate insurance
                                     coverage and appropriate government
                                     authorizations (permits, licenses, etc.), and is in compliance with all government laws and regulations, including those specifically relating to environmental issues and to ERISA.
                              -      Receipt of corporate resolutions and
                                     incumbency certificates for Borrowers, and certifications as to the accuracy of all representations and warranties and absence of any event of default or situation which, with the passage of time, could constitute an event of default.
                              -      Completion of satisfactory loan
                                     documentation and approval by the Lender's credit approval authorities as to the final structure of the transaction which has been approved by United Food, Inc.'s Board of Directors.

REPRESENTATIONS AND
  WARRANTIES:                 As customary for facilities of this nature,
                              including but not limited to affirmations concerning corporate existence, corporate and governmental authorization, financial information, compliance with laws, including environmental, compliance with ERISA, no material litigation, payment of taxes, full disclosure, ownership and maintenance of assets, including permits, licenses, patents and trademarks, validity of loan documents, and no liens except as acceptable to the Lenders and except those required in the ordinary course of business.

COVENANTS:                    As customary for facilities of this nature,
                              including but not limited to requirements concerning:

        Affirmative Covenants:

                              -      Maintenance of corporate existence,
                                     government authorization (licenses,
                                     permits, etc.), business conduct, property and insurance.
                              -      Payment of taxes and compliance with laws.
                              - Maintenance of warehouse agreements and collateral, right of inspection.
                              -      Notice of defaults, adverse changes.
                              - Notice of covenant compliance immediately preceding and immediately following any acquisition.

        Financial Reporting:

                              - Annual audited consolidated and reconciled consolidating balance sheets and income statements and statements of cash flows for Borrower due within 90 days of fiscal year-end complete with confirming letter from accountant and officer's compliance certificate.
                              - Monthly consolidated financial statements for Borrower due within 20 days of each month end.
                              - Borrowing Base Certificate due within 15 days of month end.
                              - Quarterly Certificate of Compliance with all financial covenants, due within 45 days of quarter end.
                              - Annual forecast to include balance sheet, income statement and statement of cash flows, due within 90 days of fiscal year-end.

        Negative Covenants:

                              -      Prohibitions on any change in business.
                              - Prohibitions against any change in the charter documents or in fiscal year-end.
                              -      Limitations on mergers, investments,
                                     consolidations, transactions with
                                     affiliates, and the sale of assets or
                                     collateral.

        Financial Covenants:

                              -      Working Capital Floor: Minimum $25,000,000
                                             Calculation:

                                             Calculated annually, Current Assets
                                             minus Current Liabilities

                              -      Tangible Net Worth: Minimum $27,500,000
                                             Calculation:
                                             Calculated quarterly, Tangible Net
                                             Worth at Closing plus 50% of Net
                                             Income or 50% of a Net Loss. Under
                                             no circumstances should TNW fall
                                             below $27,500,000.

                              -      Debt to Equity Ratio: Maximum 3.5:1.0.
                                             Calculation:
                                             Calculated annually, Total
                                             Liabilities divided by Tangible Net
                                             Worth.

EVENTS OF DEFAULT:            As customary for facilities of this nature,
                              including but not limited to requirements concerning:
                              -      Nonpayment of any principal or interest
                                     when due.
                              -      Nonpayment of any other obligations owed to
                                     the Lenders within 10 days of the due date.
                              -      Default by Borrower under any other
                                     agreements for funded debt with a principal amount in excess of $500,000.
                              -      Misleading, false or incomplete
                                     representations or warranties.
                              -      Breach or failure to observe or perform any
                                     covenant or undertaking contained in the credit agreement, subject to 30 day cure period.
                              -      Any judgment in excess of $500,000 against
                                     Borrower not cured, waived or dismissed
                                     within 30 days.
                              -      Any bankruptcy filing or other insolvency
                                     proceeding of Borrower.
                              -      Occurrence of any liability, or reasonable
                                     threat of such liability, under any
                                     employee benefit plan which may have a
                                     material adverse effect on Borrower.

EXPENSES:                     Borrower will pay all reasonable fees and expenses
                              of the Lender and its counsel associated with the negotiation and documentation.

                            MINUTES OF THE MEETINGS

                                     OF THE

                         SPECIAL TRANSACTION COMMITTEE

                                     OF THE

                               BOARD OF DIRECTORS

                                       OF

                               UNITED FOODS, INC.

                        MINUTES OF THE SPECIAL MEETING OF
                        THE SPECIAL TRANSACTION COMMITTEE
                              OF UNITED FOODS, INC.
                               SEPTEMBER 16, 1998

         Pursuant to waiver of notice, the Special Transaction Committee of the Board of Directors of United Foods, Inc. (the "Company") held a meeting at the Company's headquarters in Bells, Tennessee beginning at 3:30 p.m. on September 16, 1998. Both members of the Committee, John S. Wilder and Dr. Joseph A. Geary, were present at the meeting. James H. Cheek, III of Bass, Berry & Sims PLC was also present at the invitation of the Committee members. Mr. Wilder and Dr. Geary called the meeting to order and asked Mr. Cheek to act as secretary of the meeting.

         Mr. Wilder asked Mr. Cheek to discuss the matters raised by the proposal submitted by James I. Tankersley during the meeting of the Board of Directors earlier in the day. Mr. Cheek reviewed the matters raised by the proposal and the related designation of the Special Transaction Committee, and discussed certain actions the Special Transactions Committee may wish to consider in light of those matters. Following discussion, a motion to adopt the following resolutions was duly made and seconded, and the resolutions were unanimously adopted:

         RESOLVED, that John S. Wilder is hereby elected to serve as Chairman of the Special Transaction Committee;

         FURTHER RESOLVED, that John S. Wilder, in his capacity as Chairman, is hereby authorized to request information with respect to, and to arrange interviews with, law firms which would be candidates to serve as counsel to the Special Transaction Committee; and

         FURTHER RESOLVED, that John S. Wilder, in his capacity as Chairman, is hereby authorized to request information with respect to, and to arrange interviews with, financial advisors which would be candidates to serve as financial advisor to the Special Transaction Committee.

         Upon due motion, and second, the meeting was adjourned.


                                   /s/ James H. Cheek, III
                                   ---------------------------------------------
                                   James H. Cheek, III, Acting Secretary

                             BASS, BERRY & SIMS PLC
                    A PROFESSIONAL LIMITED LIABILITY COMPANY
                                ATTORNEYS AT LAW

                           2700 FIRST AMERICAN CENTER
                         NASHVILLE, TENNESSEE 37238-2700
                                 (615) 742-6200






                                 Fax Cover Sheet



            To: Byron Trauger                   Fax Number: 256-7444

       Company:                                 Client Number:

            CC:                                CC: Fax Number:

          From: J. Cheek                          No of Pages: 3
                                             (including Cover)

    Date/Time:                               Attorney Number:



                                        RE:

         These are resolutions which will be incorporated in the Board minutes of 9/16.

         To confirm receipt of this telecopy, or report any problems, please phone ___________________ at (615) __________________.







Note: This facsimile contains PRIVILEGED and CONFIDENTIAL information intended only for the use of the specific individual or entity named above. If you or your employer is not the intended recipient of this facsimile or an employee or agent responsible for delivering it to the intended recipient, you are hereby notified that any unauthorized dissemination or copying of this facsimile or the information contained in it is strictly prohibited. If you have received this facsimile in error, please immediately notify the person named above at once by telephone and return the original facsimile to us at the above address via the U.S. Postal Service. Thank you.

                               UNITED FOODS, INC.




                              PROPOSED RESOLUTIONS

         WHEREAS, James I. Tankersley, Chairman of the Board of Directors and Chief Executive Officer of United Foods Inc. (the "Company"), along with his wife and children (the "Jim Tankersley Group"), together are the beneficial owners of approximately 61% of the Company's Class B common stock, and have proposed a transaction pursuant to which the Jim Tankersley Group would acquire the total ownership of the Company, including all of the outstanding shares of the Company's Class B common stock and the Company's Class A common stock;

         WHEREAS, Mr. Tankersley has indicated that the members of the Jim Tankersley Group would not sell the shares of common stock of the Company currently owned by them to any third party;

         WHEREAS, the Board of Directors of the Company believes it should consider the proposal of the Jim Tankersley Group; and

         WHEREAS, the Board of Directors has determined that it is in the best interests of the Company and its stockholders for the Board to form a special committee of the Board of Directors to make certain that the directors considering the proposal of the Jim Tankersley Group on behalf of the Company have no material business relationships or interests with the Jim Tankersley Group or any affiliated entity thereof.

         NOW, THEREFORE, BE IT RESOLVED, that the Board of Directors of the Company does hereby create and designate a special committee (the "Special Transaction Committee") of the Board of Directors for the purpose of evaluating and making recommendations with respect to the proposal made by the Jim Tankersley Group to acquire through a merger transaction all of the shares of the Company's Class A and Class B common stock not owned by the Jim Tankersley Group, as follows:

         1. The persons appointed to the Special Transaction Committee are the following persons:

                  (a)   John S. Wilder and
                  (b)   Joseph A. Geary.

         2. The Special Transaction Committee shall follow the same procedures that are applicable to the Board of Directors in holding meetings and otherwise taking action.

        3. The Special Transaction Committee shall have the following powers and authority:

            (a) The Special Transaction Committee has the power and authority to engage and to compensate on such terms as it deems appropriate counsel.

            (b) The Special Transaction Committee has the power and authority to engage and to compensate on such terms as it deems appropriate a financial advisor.

            (c) The Special Transaction Committee has the power and authority to engage and to compensate on such terms as it deems appropriate such additional experts or advisors as deemed necessary or appropriate by the Special Transaction Committee.

            (d) If it believes such action to be in the best interest of the
                Company and the stockholders other than the Jim Tankersley Group, the Special Transaction Committee has the power and authority to negotiate and recommend to the Board of Directors the approval of the terms and conditions of a transaction pursuant to which the Jim Tankersley Group will acquire the shares of Class A and Class B common stock of the Company not owned by such party.

            (e) The Special Transaction Committee has the power and authority to request and receive from the Company all information which it deems necessary or appropriate for it or its advisors to review in connection with the consideration of the proposal made by the Jim Tankersley Group and the officers of the Company and its counsel are directed and authorized to provide such information and otherwise to cooperate with and assist the Special Transaction Committee and its legal and financial advisors as it considers such proposal.

            (f) The Special Transaction Committee has such further powers and authority to act on behalf of the Company and the Board of Directors as may be necessary or appropriate to permit the Special Transaction Committee to exercise the foregoing powers and authority on behalf of the Board of Directors.

                             MINUTES OF THE MEETING
                      OF THE SPECIAL TRANSACTION COMMITTEE
                            OF THE BOARD OF DIRECTORS
                              OF UNITED FOODS, INC.

                               September 21, 1998

         A meeting of the Special Transaction Committee of the Board of Directors (the "Committee") of United Foods, Inc., a Delaware corporation (the "Company"), was held at the offices of Doramus, Trauger & Ney, 222 Fourth Avenue North, Nashville, Tennessee, at 1:00 p.m.

         John S. Wilder, Sr., a director of the Company and Chairman of the Committee, and Dr. Joseph A. Geary, a director of the Company and the other member of the Committee were present.

         Byron R. Trauger and Anne Sumpter Arney of Doramus, Trauger & Ney, counsel to the Committee, were also present.

         Mr. Wilder called the meeting to order pursuant to a waiver of notice. The Committee deferred approval of the Minutes of September 16, 1998, until the next meeting. In addition, Mr. Trauger told the Committee that Doramus, Trauger & Ney has never represented the Company, Mr. Jim Tankersley or his family. The first item on the agenda was the engagement of counsel. The Committee discussed the responsibilities of the Committee and the role of its counsel. It was proposed that Doramus, Trauger & Ney be engaged as counsel to the Committee. Mr. Trauger and Ms. Arney would be the attorneys from Doramus, Trauger & Ney principally involved in representing the Committee. Mr. Trauger introduced Ms. Arney and discussed his background as a member and chairman of the board of directors of Coventry Corporation as well as experience in securities litigation. Mr. Trauger also described Ms. Arney's qualifications and experience in representing boards of directors and her experience in a variety of securities transactions. After a thorough discussion, the Committee resolved to engage Doramus, Trauger & Ney to act as counsel to the Committee.

         The Committee and their counsel discussed the role and responsibilities of the Committee. The Committee also discussed the reasons that the Committee had been created, namely to evaluate and make a recommendation on the fairness of a proposal from James I. Tankersley, Chief Executive Officer of the Company, along with his wife and children (the "Jim Tankersley Group") to acquire total ownership of the Company

(the "Tankersley Proposal"), and to negotiate with Mr. Tankersley on behalf of the minority shareholders. Mr. Trauger advised the Committee that in making their recommendations they could rely on the advice and opinions of experts, such as the investment bankers, attorneys and others.

         The Committee next invited James H. Cheek, III and Allen J. Overby, II, of Bass, Berry, & Sims, counsel to the Company, into the meeting. Mr. Cheek described the history of the Company and the context of the proposal from the Jim Tankersley Group to the Company. Mr. Cheek described a number of potential issues the Company had encountered in connection with balancing the needs of business development with the needs of a public company. In addition, Mr. Cheek discussed with the Committee the fact that the shareholders of the Company did not have any liquidity for their shares. The need for liquidity was recently highlighted by Daniel B. Tankersley's and Julia T. Wells' desire to liquidate some of their ownership in the Company. Mr. Wilder asked Mr. Cheek to describe for the Committee what he believed the role for the Company's counsel was in this process. Mr. Cheek described the various duties of counsel to the Company in connection with responding to the Tankersley Proposal, which description was consistent with that given by Mr. Trauger and Ms. Arney.

         After a complete discussion of the history of the Tankersley Proposal, Mr. Cheek and Mr. Overby left the meeting. The next item on the agenda was for the Committee to engage the services of a financial advisor to the Committee. J.C. Bradford & Co., L.L.C. ("J.C. Bradford") and Morgan Keegan & Co., Inc. ("Morgan Keegan") were each invited to make presentations to the Committee. Prior to introducing the representatives from J.C. Bradford and Morgan Keegan, Ms. Arney led the Committee in a discussion of the various criteria the Committee should consider in deciding which financial advisor to engage, including their experience, independence, and price.

         After a thorough discussion of the role of the financial advisor in assisting the Committee, D. Breck Walker, Managing Director of the Investment Banking Group of J.C. Bradford and the other representatives from J.C. Bradford were invited into the meeting to make a presentation of their qualifications to advise the Committee in connection with the Tankersley Proposal. Mr. Walker and
N. B. Forrest Shoaf, Senior Vice President of Mergers and Acquisitions of the Investment Banking Group of J.C. Bradford, distributed materials which described J.C. Bradford's experience and qualifications to act as financial advisor to the Committee. Mr. Wilder asked the J.C. Bradford representatives to describe what they believed their responsibilities to the Committee were and what its task would be. The J.C. Bradford representatives thoroughly discussed how they would assist the Committee in the evaluation of the Tankersley Proposal including delivering an opinion as to "fair price." Dr. Geary asked the J.C. Bradford representatives to describe other transactions in which J.C. Bradford provided services that involved a cyclical industry. The J.C. Bradford representatives described a number of transactions which involved similar industries and companies. The J.C. Bradford representatives were asked if they were involved in any transactions with the Jim Tankersley Group, the Company, or any other individual or entity that could effect their independence. J.C. Bradford confirmed that they had checked for potential conflicts and had none. In addition, J.C. Bradford agreed to send the Committee their form of engagement letter. Mr. Wilder thanked the J.C. Bradford representatives for their presentation and the Committee took a short break.

         After returning from a short break, the Committee invited Kenton E. Novotny, a representative of Morgan Keegan, to make a presentation of Morgan Keegan's qualifications to act as financial advisor to the Committee in connection with the Tankersley Proposal. Mr. Novotny distributed materials describing Morgan Keegan and its qualifications. Mr. Wilder asked Mr. Novotny to describe other transactions similar to the Tankersley Proposal in which Morgan Keegan had acted as financial advisor. Mr. Novotny discussed what he thought were the key issues involved in the Tankersley Proposal and described other transactions in which Morgan Keegan acted as the financial advisor which involved the same or similar issues. The Committee asked Mr. Novotny whether Morgan Keegan had represented the Jim Tankersley Group, the Company, or any other individual or entity that could affect the independence of its advice to the Committee. Mr. Novotny stated that they did not. The Committee requested Mr. Novotny forward a form of Morgan Keegan's engagement letter for their review.

         The Committee determined to adjourn until Wednesday at 1:30 p.m. when the Committee would discuss further the engagement of a financial advisor, and asked at this point if there were any other items which should come before the Committee. Mr. Trauger reminded the Committee that any activity of the Committee in connection with this transaction was to be held in the utmost confidence. The meeting adjourned at 3:30 p.m.


                                          /s/ John S. Wilder, Sr.
                                          --------------------------------------
                                          John S. Wilder, Sr.
                                          Chairman of the Committee

                             MINUTES OF THE MEETING
                      OF THE SPECIAL TRANSACTION COMMITTEE
                            OF THE BOARD OF DIRECTORS
                              OF UNITED FOODS, INC.

                               September 23, 1998

         The Special Transaction Committee of the Board of Directors of United Foods, Inc., (the "Special Transaction Committee" or the "Committee" met on September 23, 1998. Present in the offices of Committee Chairman John S. Wilder, Sr., were Mr. Wilder and the Committee's counsel, Byron R. Trauger. Present by telephone was Committee Member Dr. Joseph A. Geary.

         Chairman Wilder called the meeting to order at 1:30 p.m. pursuant to a waiver of notice. The Committee formally approved a waiver of notice form for each of its meetings of September 16, 1998, September 21, 1998 and September 23, 1998.

         The Committee next considered the minutes of its September 16, 1998 meeting. Upon motion of Dr. Geary, duly seconded, the Committee unanimously approved those minutes.

         The Committee next considered the minutes of its September 21, 1998 meeting and deferred action on those minutes until its next meeting.

         The Committee next considered the retainer agreement between the Committee and its counsel, Doramus, Trauger & Ney. Upon motion of Dr. Geary, duly seconded, and after a full discussion, the Committee unanimously approved the agreement.

         The Committee next considered the proposals of J.C. Bradford & Co., L.L.C. ("J.C. Bradford") and of Morgan Keegan & Company, Inc. ("Morgan Keegan") to serve as financial advisors to the Committee. Mr. Trauger reported upon the work that he had done at the Committee's request to follow up the presentations made by each firm. Following an extensive discussion of the qualifications and presentations of the two firms, the Committee determined that it was impressed with the experience and qualifications of both firms but that it had questions about the form of engagement letters submitted by both. The Committee asked Mr. Trauger to pursue those questions with both J.C. Bradford and with Morgan Keegan.

         The Committee tentatively scheduled its next meetings as follows: (1) by telephone either September 24 at 3:00 p.m. (if the investment banking firms' responses can be distributed by that time) or September 25 at 8:00 a.m. and (2) in Mr. Trauger's offices on October 5, 1998 at 8:30 a.m.

         There being no further business to come before the Committee, the meeting was adjourned.


                                          /s/ John S. Wilder, Sr.
                                          --------------------------------------
                                          John S. Wilder, Sr.
                                          Chairman of the Committee

                             MINUTES OF THE MEETING
                      OF THE SPECIAL TRANSACTION COMMITTEE
                            OF THE BOARD OF DIRECTORS
                              OF UNITED FOODS, INC.

                               September 25, 1998

         The Special Transaction Committee of the Board of Directors of United Foods, Inc. (the "Special Transaction Committee" or the "Committee") met on September 25, 1998 by telephone conference. Present by telephone were Chairman John S. Wilder, Sr., and Committee Member Dr. Joseph A. Geary. Also present by telephone were the Committee's Counsel, Byron R. Trauger and Anne Sumpter Arney.

         Chairman Wilder called the meeting to order at 8:00 a.m. pursuant to a waiver of notice.

         The Committee next considered the minutes of its September 21, 1998 meeting. Upon motion of Dr. Geary, duly seconded, the Committee unanimously approved those minutes.

         The Committee next considered the minutes of its September 23, 1998 meeting. Upon motion of Dr. Geary, duly seconded, the Committee unanimously approved those minutes.

         The Committee next considered the proposals of J.C. Bradford & Co., L.L.C. ("J.C. Bradford") and of Morgan Keegan & Company, Inc. ("Morgan Keegan") to serve as financial advisors to the Committee. The Committee discussed the responses of both J.C. Bradford and Morgan Keegan to questions posed by the Committee. The Committee determined that J.C. Bradford's responses showed more commitment to working with the Committee. Dr. Geary moved that the Committee retain J.C. Bradford to act as the Committee's financial advisor. The motion was seconded and approved. Dr. Geary suggested that the Committee authorize Chairman Wilder to execute an engagement letter with J.C. Bradford, in a form as shall be negotiated by Counsel. The motion was seconded and unanimously approved.

         There being no further business to come before the Committee, the meeting was adjourned until 8:30 a.m. on October 5, 1998.


                                          /s/ John S. Wilder, Sr.
                                          --------------------------------------
                                          John S. Wilder, Sr.
                                          Chairman of the Committee

                             MINUTES OF THE MEETING
                      OF THE SPECIAL TRANSACTION COMMITTEE
                            OF THE BOARD OF DIRECTORS
                              OF UNITED FOODS, INC.

                                 October 5, 1998

         The Special Transaction Committee of the Board of Directors of United Foods, Inc. (the "Special Transaction Committee" or the "Committee") met on October 5, 1998 in the offices of the Committee's counsel, Doramus Trauger & Ney, 222 Fourth Avenue North, Nashville Tennessee. Present were Chairman John S. Wilder, Sr., and Committee Member Dr. Joseph A. Geary, and Byron R. Trauger, Esquire, counsel to the Special Committee.

         Chairman Wilder called the meeting to order at 8:30 a.m. pursuant to a waiver of notice.

         The Committee next considered the minutes of its September 25, 1998 meeting. Upon motion of Dr. Geary, duly seconded, the Committee unanimously approved those minutes.

         Mr. Trauger suggested that the Committee review again at its next meeting the role and responsibilities of the Special Transaction Committee.

         The Committee next invited representatives of J.C. Bradford & Co., L.L.C. ("J.C. Bradford") to join the meeting. Joining the meeting were Forrest Shoaf, Breck Walker, Edward LeMaster, Melinda Menzel and Mark Trushel.

         There followed a presentation of the preliminary findings of J.C. Bradford on the Tankersley Proposal which had been presented to the Company. The J.C. Bradford representatives distributed materials which analyzed the price of the Company's Class A and Class B Stock (the "Shares") through various economic models. The J.C. Bradford representatives first discussed various issues that they had identified in connection with the fairness of the proposal by the Jim Tankersley Group. The representatives from J.C. Bradford then discussed the factors that affect the value of the Company's stock. Among those factors, were the Company's historically low earnings, the illiquidity of the shares, the difficult competitive position of the Company, the consolidating nature of the frozen food industry (both competitors and customers), the lack of growth of the industry, and the lack of growth in the stock price. They also noted that in the Company's 1997 tender offer, a large number of the Company's shareholders had tendered their Shares for repurchase at a price of $2.50 per share. The representatives from J.C. Bradford then presented their preliminary analysis of the Company according to a comparable company analysis, a comparable transaction analysis, a discounted cash flow analysis, and a trading and equity analysis. An extensive discussion ensued at each stage of the presentation.

         The Committee then requested that J.C. Bradford continue its work and report to the Committee at its October 14, 1998 meeting in the offices of Doramus, Trauger & Ney.

         There being no further business to come before the Committee, the meeting was adjourned until 8:30 a.m. on October 14, 1998.


                                          /s/ John S. Wilder, Sr.
                                          --------------------------------------
                                          John S. Wilder, Sr.
                                          Chairman of the Committee

                             MINUTES OF THE MEETING
                      OF THE SPECIAL TRANSACTION COMMITTEE
                            OF THE BOARD OF DIRECTORS
                              OF UNITED FOODS, INC.

                                October 14, 1998

         The Special Transaction Committee of the Board of Directors of United Foods, Inc. (the "Special Transaction Committee" or the "Committee") met on October 14, 1998 in the offices of the Committee's counsel, Doramus, Trauger & Ney, 222 Fourth Avenue North, Nashville Tennessee. Present were Chairman John S. Wilder, Sr., and Committee Member Dr. Joseph A. Geary, and Byron R. Trauger and Anne Sumpter Arney, counsel to the Special Committee.

         Chairman Wilder called the meeting to order at 8:30 a.m. pursuant to a waiver of notice.

         The Committee next considered the minutes of its October 5, 1998 meeting. Upon motion of Dr. Geary, duly seconded, the Committee unanimously approved those minutes.

         Ms. Arney led the Committee in a discussion of the role and responsibilities of the Special Committee. The Special Committee discussed that they, as a Special Committee, had been formed to evaluate and make a recommendation on the fairness of the proposal made by Mr. Tankersley and certain members of his family (the "Jim Tankersley Group") to acquire total ownership of the Company (the "Tankersley Proposal") and to protect the interests of the minority shareholders. Ms. Arney advised the Special Committee that in making their recommendations, they could rely on the advice and opinions of experts, such as the investment bankers, attorneys and others. Ms. Arney discussed the responsibilities of the directors and the Special Committee in the context of the Tankersley Proposal. She stated that the Special Committee had been created because of the potential conflict of interest created because the Jim Tankersley Group owns a controlling number of shares of the Company. She observed that the members of the Special Committee were chosen because they did not have a conflict of interest in evaluating and making a recommendation with regard to the Tankersley Proposal.

         Ms. Arney also reminded Mr. Wilder and Dr. Geary of their consideration, at previous meetings of the Special Committee, of the importance of their being able to act independently. There followed a discussion of each Committee Member's ability to act independently and in the best interests of the minority shareholders at the conclusion of which Mr. Wilder and Dr. Geary reiterated their confidence that each was able so to act.

         Ms. Arney advised the Committee Members, that in performing their work, they must seek information, evaluate the information, and consider alternatives to the proposed transaction. She advised that they must also act impartially and ensure that the negotiations are arms-length. She emphasized that the Special Committee should make its best judgment after careful review of the facts and the advice of its financial advisor. She noted that as part of its work the Committee could attempt to negotiate a more favorable proposal from the Jim Tankersley Group. She also emphasized that the Committee has the power to recommend or not to recommend the Tankersley Proposal, even after any modifications to the Tankersley Proposal may have been made. Mr. Wilder and Dr. Geary thanked Ms. Arney for her presentation.

         The Committee next invited representatives of J.C. Bradford & Co., L.L.C. ("J.C. Bradford") to join the meeting. Joining the meeting were Forrest Shoaf, Edward LeMaster, Melinda Menzel and Mark Trushel.

         There followed a presentation of additional findings of J.C. Bradford. The J.C. Bradford representatives discussed various issues that they have identified in connection with the fairness of the proposal by the Jim Tankersley Group. They then distributed printed information and presented their supplemental analysis of the proposal according to a comparable company analysis, a comparable transaction analysis, a discounted cash flow analysis, and a trading and equity analysis. An extensive discussion ensued at each stage of the presentation. The representatives of J.C. Bradford concluded that based on the three indices of (1) discounted cash flow, (2) a multiple of EBITDA, and
(3) equity book value, the price of $3.00 per share is inadequate.

         The Committee then requested that J.C. Bradford, together with Doramus, Trauger & Ney, contact Mr. Tankersley and his counsel, and attempt to negotiate, on behalf of the Special Committee, a price for the stock of more than $3.00 per share.

         There being no further business to come before the Committee, the meeting was adjourned.


                                          /s/ John S. Wilder, Sr.
                                          --------------------------------------
                                          John S. Wilder, Sr.
                                          Chairman of the Committee

                             MINUTES OF THE MEETING
                      OF THE SPECIAL TRANSACTION COMMITTEE
                            OF THE BOARD OF DIRECTORS
                              OF UNITED FOODS, INC.

                                November 23, 1998

         The Special Transaction Committee of the Board of Directors of United Foods, Inc. (the "Special Transaction Committee" or the "Committee") met on October 14, 1998 in the offices of the Committee's counsel, Doramus, Trauger & Ney, 222 Fourth Avenue North, Nashville Tennessee. Present were Chairman John S. Wilder, Sr., and Committee Member Dr. Joseph A. Geary, and Byron R. Trauger and Anne Sumpter Arney, counsel to the Special Committee. Forrest Shoaf, Eb LeMaster, Breck Walker, Mark Trushel and Jeremy Gunther of J. C. Bradford & Co., L.L.C., ("J.C. Bradford") financial advisors to the Special Committee, were also present.

         Chairman Wilder called the meeting to order at 1:30 p.m. pursuant to a waiver of notice.

         The Committee next considered the Minutes of its October 14, 1998 meeting. Upon motion of Dr. Geary, duly seconded, the Committee unanimously approved those Minutes.

         Mr. Wilder asked for a report on the negotiations with the Jim Tankersley Group. Mr. Trauger reported to the Committee on the structure, general discussions and issues of the negotiations with the Jim Tankersley Group. Mr. Trauger advised the Committee that counsel to the Committee and J.C. Bradford had met with Mr. Tankersley and Sam D. Chafetz, Esq. of Waring Cox, counsel to the Jim Tankersley Group, in three separate meetings; first in Bells, Tennessee, on October 20, 1998, and on October 27, 1998, and November 3, 1998, in Nashville, Tennessee. At each of the meetings, counsel to the Committee and J.C. Bradford had told Mr. Tankersley and Mr. Chafetz the Committee's positions that Mr. Tankersley's proposed price of $3.00 per share was not acceptable to the Committee.

         The representatives of J.C. Bradford distributed a written report of the negotiations with Mr. Tankersley. Mr. Shoaf reported and thoroughly discussed each of the Jim Tankersley Group's arguments supporting the position that $3.00 per share is an adequate price for the shares of United Foods, Inc. Mr. Shoaf explained the Jim Tankersley Group's arguments, as he understood them, included a lengthy explanation of the method for calculating discounted cash flow and its sensitivity to the amount of capital expenditure. After Mr. Shoaf's presentation, there was a complete discussion of each of the arguments made by the Jim Tankersley Group.

         Mr. Shoaf next led a presentation of arguments made by J. C. Bradford and Doramus, Trauger & Ney, as special representatives of the Special Committee, in negotiating for a price higher than $3.00 per share. Mr. Shoaf reported that, after the last negotiation, Mr. Tankersley had requested that the Special Committee make a specific proposal to him and his counsel including a price per share.

         Mr. Trauger reported that Mr. Chafetz and Mr. Tankersley had suggested that the Jim Tankersley Group could not increase its offer from the $3.00 per share in its original proposal because the Jim Tankersley Group was in what they termed a "family box." As the Committee understood the issue, it resulted from the fact that before the Jim Tankersley Group offered to purchase all of the shares of the Company that it did not already own, Jim Tankersley's brother, Daniel B. Tankersley, and his sister, Julia T. Wells, had offered to sell their shares to the Company for a price of $3.00 per share. Mr. Tankersley said that he feared that if he offered more than $3.00 per share for all the minority shares and the transaction was not ultimately consummated, the Company would be obligated to offer the higher price to Daniel B. Tankersley and Julia T. Wells. Therefore, Mr. Tankersley suggested that the Committee present another counter-proposal to him.

         Mr. Wilder led the discussion of what price the Committee should propose to the Jim Tankersley Group. Mr. Shoaf and the Committee discussed the Committee's view, supported by J.C. Bradford, that it is very unlikely that there would be a potential financial buyer for the Company because, according to J.C. Bradford's leveraged buyout analysis, a financial buyer could not likely achieve private market returns while undertaking a reasonable amount of debt in the process. Further, Mr. Shoaf noted that the Company's historically low growth and increasingly competitive market would also make it unattractive to a financial buyer. The Committee noted that no potential buyer had come forward since the public announcement of the Jim Tankersley Group's offer. J. C. Bradford advised the Committee that a range of prices would be fair and the Committee discussed at length what prices would be fair prices. The Committee decided to propose a price of $3.85 per share.

         The Committee also discussed the possibility of permitting the minority shareholders (those not within the Jim Tankersley Group) to vote on whether or not to approve the transaction. The Committee also discussed the option of requiring that minority shareholders be given appraisal rights.

         The Committee then requested that J. C. Bradford, together with Doramus, Trauger & Ney, contact Mr. Tankersley and his counsel, and attempt to negotiate, on behalf of the Special Committee, a price for the stock of more than $3.00 per share together with a requirement that the transaction be approved by a majority of the minority shareholders, and with appraisal rights for the minority shareholders.

         There being no further business to come before the Committee, the meeting was adjourned.


                                          /s/ John S. Wilder, Sr.
                                          --------------------------------------
                                          John S. Wilder, Sr.
                                          Chairman of the Committee

                             MINUTES OF THE MEETING
                      OF THE SPECIAL TRANSACTION COMMITTEE
                            OF THE BOARD OF DIRECTORS
                              OF UNITED FOODS, INC.

                                December 8, 1998

         The Special Transaction Committee of the Board of Directors of United Foods, Inc. (the "Special Transaction Committee" or the "Committee") met on December 8, 1998 in the offices of the Committee's financial advisor, J.C. Bradford & Co., L.L.C. ("J.C. Bradford"), Nashville, Tennessee. Present were Chairman John S. Wilder, Sr., and Byron R. Trauger and Anne Sumpter Arney, counsel to the Special Committee, and Committee Member Dr. Joseph A. Geary was present via telephone. Eb LeMaster, Breck Walker, and Mark Trushel of J.C. Bradford & Co., L.L.C. ("J.C. Bradford") were also present.

         Chairman Wilder called the meeting to order at 3:00 p.m. pursuant to a waiver of notice.

         The Committee next considered the Minutes of its November 23, 1998 meeting. Upon motion of Dr. Geary, duly seconded, the Committee unanimously approved those Minutes.

         Mr. Wilder asked for a report on the continued negotiations with the Jim Tankersley Group. Mr. Trauger reported to the Committee that there had been repeated discussions with Sam Chafetz, counsel to the Jim Tankersley Group. The Jim Tankersley Group had not accepted the Committee's counter-offer of $3.85 per share with the additional requirements of approval by a majority of the minority shareholders and appraisal rights for the minority shareholders. Mr. Trauger reported that Mr. Chafetz had indicated that the Jim Tankersley Group would accept an offer of the following terms: (1) a price of $3.50 per share; (2) appraisal rights, in addition to those provided by statute, with the limitation that the Jim Tankersley Group would have a right to withdraw from the transaction if more than 250,000 shares enter the appraisal process; (3) any vote of the minority shareholders must include Daniel B. Tankersley and Julia T. Wells in the voting group; (4) the Company would pay the expenses of the Jim Tankersley Group if the transaction does not close; and (5) the Jim Tankersley Group would have a right to withdraw if there is a material adverse change in the Company. Mr. Trauger explained, and the Committee discussed, each of the items in the counter-proposal.

         The representatives from J.C. Bradford distributed written materials and Mr. Walker reported that J.C. Bradford could render an opinion that $3.50 per share is a fair price, from an economic point of view, for the shares of the Company.

         Mr. Wilder asked Mr. Trauger to discuss the importance of the vote of the "disinterested" minority shareholders and the appraisal rights. Mr. Trauger discussed the procedure and legal rights involved in an appraisal procedure. He also explained the impact of the participation of the members of Jim Tankersley's family in a vote of the minority shareholders.

         The Committee discussed at length the value of the appraisal rights to the minority shareholders. Mr. Walker pointed out that the Jim Tankersley Group may not be able to obtain financing without some limit on the number of shares which may enter the appraisal process.

         The Committee discussed the requirement of allowing withdrawal of the offer if there is a material adverse change in the Company. The Committee determined that this right must be limited to changes outside the control of the Jim Tankersley Group. Mr. Trauger suggested that this could be resolved through further discussions with Mr. Chafetz.

         The Committee discussed the request to pay the Jim Tankersley Group's transaction costs. After some discussion, the Committee agreed to pay these costs only if the transaction did not close because the Special Committee aborted the process.

         The Committee determined to consider the current proposal and to reconvene to further discuss whether or not to make another counter-proposal.

         There being no further business to come before the Committee, the meeting was adjourned.


                                          /s/ John S. Wilder, Sr.
                                          --------------------------------------
                                          John S. Wilder, Sr.
                                          Chairman of the Committee

                             MINUTES OF THE MEETING
                      OF THE SPECIAL TRANSACTION COMMITTEE
                            OF THE BOARD OF DIRECTORS
                              OF UNITED FOODS, INC.

                                December 14, 1998

         The Special Transaction Committee of the Board of Directors of United Foods, Inc. (the "Special Transaction Committee" or the "Committee") met on December 14, 1998 in the offices of Doramus, Trauger & Ney, Nashville Tennessee. Present were Chairman John S. Wilder, Sr., and Committee Member Dr. Joseph A. Geary, and Byron R. Trauger and Anne Sumpter Arney, counsel to the Special Committee. Jeremy Gunter, Eb LeMaster, Forrest Shoaf, and Mark Trushel of J. C. Bradford and Co., L.L.C. ("J.C. Bradford") were also present.

         Chairman Wilder called the meeting to order at 10:00 a.m. pursuant to a waiver of notice.

         The Committee next considered the Minutes of its December 8, 1998 meeting. Upon motion of Dr. Geary, duly seconded, the Committee unanimously approved those Minutes.

         Mr. Wilder asked for Mr. Trauger to review the discussion from the last meeting on the negotiations with the Jim Tankersley Group. Mr. Trauger reviewed with the Committee that the Jim Tankersley Group had not accepted the Committee's counter-offer of $3.85 per share with the requirement of (1) a vote by minority shareholders to approve the transaction; and (2) appraisal rights for the minority shareholders. Mr. Trauger indicated that the Jim Tankersley Group would accept an offer of the following terms: (1) a price of $3.50 per share; (2) appraisal rights, in addition to those provided by statute, with the limitation that the Jim Tankersley Group would have a right to withdraw from the transaction if more than 250,000 shares enter the appraisal process; (3) any vote approving the transaction by the minority shareholders must include all minority shareholders including Daniel B. Tankersley and Julia T. Wells in the voting group; (4) the Company would pay the expenses of the Jim Tankersley Group if the transaction does not close; and (5) the Jim Tankersley Group would have a right to withdraw if there is a material adverse change in the Company.

         Mr. Shoaf next discussed the position of J.C. Bradford that a price of $3.50 per share would be a "fair" price to the minority shareholders.

         Chairman Wilder asked Mr. Shoaf if he believed that there was another buyer for the Company that might be willing to offer a higher price per share. Mr. Shoaf stated that the current proposal had been public since September and no other proposal had been submitted. Mr. Shoaf said that, based on his experience and review of the market and of the Company, he did not believe that there would be another offer for the Company.

         Mr. Wilder asked Mr. Trauger to discuss again the importance of the vote of the "disinterested" minority shareholders and the appraisal rights. Mr. Trauger discussed the procedure and legal rights involved in an appraisal procedure. Next, the Committee discussed whether the Jim Tankersley Group might be willing to pay more than $3.50 per share and affirmed their desire to obtain the highest possible price and the best terms from the Jim Tankersley Group. The Committee instructed Mr. Trauger to contact Mr. Tankersley's counsel and try to obtain an offer of $3.60 per share.

         The Committee adjourned briefly while Mr. Trauger contacted Mr.
Chafetz.

         The Committee reconvened and Mr. Trauger reported that Mr. Chafetz was going to contact Mr. Tankersley with the Committee's offer.

         After a brief recess, Mr. Chafetz telephoned Mr. Trauger and stated that Mr. Tankersley was firm that $3.50 per share was his final offer.

         The Committee discussed the proposal and the fact that this offer was higher than the price the shares traded at for most of the time over the last year. In addition, the Committee noted that the shares are thinly traded thus resulting in very limited liquidity for the shares. After full discussion, the Committee determined that it was in the best interest of the minority shareholders to accept $3.50 per share.

         There being no further business to come before the Committee, the meeting was adjourned.


                                          /s/ John S. Wilder, Sr.
                                          --------------------------------------
                                          John S. Wilder, Sr.
                                          Chairman of the Committee

                             MINUTES OF THE MEETING
                      OF THE SPECIAL TRANSACTION COMMITTEE
                            OF THE BOARD OF DIRECTORS
                              OF UNITED FOODS, INC.

                                December 21, 1998

         The Special Transaction Committee of the Board of Directors of United Foods, Inc. (the "Special Transaction Committee" or the "Committee") met on December 21, 1998 in the offices of Doramus, Trauger & Ney, Nashville, Tennessee. Present were Chairman John S. Wilder, Sr., and Committee Member Dr. Joseph A. Geary, and Byron R. Trauger and Anne Sumpter Arney, counsel to the Special Committee. Jeremy Gunter, Eb LeMaster, Forrest Shoaf, and Mark Trushel of J. C. Bradford and Co., L.L.C. ("J.C. Bradford") were also present.

         Chairman Wilder called the meeting to order at 9:30 a.m. pursuant to a waiver of notice.

         The Committee next considered the Minutes of its December 14, 1998 meeting. Upon motion of Dr. Geary, duly seconded, the Committee unanimously approved those Minutes.

         The Committee discussed a letter which the Company received from Robert
I. Strourgo, an attorney from New York. The letter stated Mr. Strourgo's concern about the potential acquisition of the Company by the Jim Tankersley Group. The Committee discussed the issues raised in the letter and the proposed response to Mr. Strourgo from the Company.

         Mr. Shoaf stated that J.C. Bradford was prepared to render a written fairness opinion. The Committee asked that J.C. Bradford wait to deliver the opinion until after the Committee discussed certain issues in the proposed transaction further. The representatives of J.C. Bradford distributed additional written material which they believed supported the fairness of a purchase price of $3.50 per share.

         Mr. Shoaf discussed at length an overview of J.C. Bradford's analysis. Mr. Shoaf set forth the financial strengths of the $3.50 per share offer and the potential weaknesses of the offer. Mr. Shoaf next discussed in detail the three principal methods which J. C. Bradford used to evaluate the price offered; the comparable company analysis; the comparable transaction analysis; and discounted cash flow analysis. Mr. Shoaf led the Committee through a thorough review of the J.C. Bradford materials. In addition, the representatives of J.C. Bradford discussed at length with the Committee the potential add-backs they had reviewed under the discounted cash flow analysis including the discount rate and the level of capital expenditures. Mr. Shoaf concluded that applying the financial analysis, and the methods used in valuation, a valuation of the Company's common stock under reasonable assumptions could be as low as $1.80 per share. The Committee discussed that they believed that Jim Tankersley's offer of $3.50 per share was the most that would be offered by the Jim Tankersley Group. The investment bankers were then excused from the meeting.

         The next item on the agenda was a discussion of the draft Agreement and Plan of Merger (the "Agreement") prepared by Sam Chafetz, Esq., counsel to the Jim Tankersley Group. The Committee reviewed the previously distributed draft of the Agreement and Ms. Arney led the Committee in a discussion of its principal terms. After a lengthy discussion of each of the principal terms of the Agreement set forth in the Summary Term Sheet, the Committee asked Ms. Arney to convey the initial comments of the Committee to Mr. Chafetz.

         Next, the Committee discussed the shareholders' approval of the proposed transaction and determined that any transaction should be approved by a vote of the majority of minority shareholders excluding members of the Jim Tankersley Group, Dan Tankersley and Julia Wells. Mr. Wilder led the Committee in a discussion of whether a shareholder vote on the proposed transaction should include Daniel B. Tankersley and Julia T. Wells. The Committee discussed the potential that Daniel B. Tankersley and Julia T. Wells would be influenced by Jim Tankersley to vote in favor of the transaction. As a result, the approval of the disinterested shareholders could be controlled by the Tankersley Group. In the alternative, the Committee noted that it was impossible to predict how the disinterested shareholders would vote and that, even assuming Daniel B. Tankersley and Julia T. Wells vote "for" the transaction, they would control the outcome. In addition, the Committee considered whether disenfranchising specific minority shareholders based on their relationships would be arbitrary at best.

         There being no further business to come before the Committee, the meeting was adjourned.


                                          /s/ John S. Wilder, Sr.
                                          --------------------------------------
                                          John S. Wilder, Sr.
                                          Chairman of the Committee

                        MINUTES OF THE TELEPHONIC MEETING
                      OF THE SPECIAL TRANSACTION COMMITTEE
                            OF THE BOARD OF DIRECTORS
                              OF UNITED FOODS, INC.

                                December 29, 1998

         The Special Transaction Committee of the Board of Directors of United Foods, Inc. (the "Special Transaction Committee" or the "Committee") met by telephone on December 29, 1998. Present by telephone were Chairman John S. Wilder, Sr., and Committee Member Dr. Joseph A. Geary, and Byron R. Trauger, counsel to the Special Transaction Committee.

         Chairman Wilder called the meeting to order at approximately 10:00 a.m. pursuant to a waiver of notice and the Committee deferred approval of the Minutes of the December 21, 1998 meeting. Mr. Wilder asked Mr. Trauger to report on the status of negotiations with Mr. Sam Chafetz, counsel to the Jim Tankersley Group. Mr. Trauger reported that negotiations were proceeding regarding the language of the proposed Agreement and Plan of Merger (the "Agreement") that Mr. Chafetz had presented to counsel for the Special Committee and which contemplated the accomplishment of the acquisition of the Company through a merger of the Company with an entity owned by the Jim Tankersley Group (the "Merger"). Mr. Trauger expressed the view that the technical issues regarding the language of the Agreement could be resolved by January 7, 1999. Mr. Trauger also reported that there had been no agreement reached on the issue of whether or not members of the Tankersley family who were not also part of the Jim Tankersley Group (Daniel B. Tankersley and Julia T. Wells) would be permitted to vote with the minority shareholders on whether to approve the Merger.

         Mr. Wilder expressed his eagerness for the Special Committee to complete its work, provided it could do so consistent with its obligations to the minority shareholders of the Company. Mr. Wilder and Dr. Geary discussed whether the exclusion of Daniel B. Tankersley or Julia T. Wells from the vote of the minority shareholders was of any benefit to the minority shareholders. The Committee agreed that it was likely that Daniel B. Tankersley and Julia T. Wells would vote in favor of the Merger. The Committee concluded that the vote of the minority shareholders should include Daniel B. Tankersley and Julia T. Wells.

         Mr. Wilder and Dr. Geary then engaged in a discussion of the total fairness of the Merger. The Committee discussed whether there was a possibility that the Company might be sold to a competitor or another company. The Committee also discussed their understanding of Mr. Jim Tankersley's continuing and resolute unwillingness to vote his shares in favor of any sale of the Company.

         There being no further business to come before the Committee, the meeting was adjourned.


                                          /s/ John S. Wilder, Sr.
                                          --------------------------------------
                                          John S. Wilder, Sr.
                                          Chairman of the Committee

                             MINUTES OF THE MEETING
                      OF THE SPECIAL TRANSACTION COMMITTEE
                            OF THE BOARD OF DIRECTORS
                              OF UNITED FOODS, INC.

                                January 20, 1999

         The Special Transaction Committee of the Board of Directors of United Foods, Inc. (the "Special Transaction Committee" or the "Committee") met on January 20, 1999, in the offices of J.C. Bradford & Co., LLC ("J.C. Bradford), Nashville, Tennessee. Present were Chairman John S. Wilder, Sr., and Committee Member Dr. Joseph A. Geary, and Byron R. Trauger and Anne Sumpter Arney, counsel to the Special Committee. Jeremy Gunter, Eb LeMaster, Forrest Shoaf, and Mark Trushel of J. C. Bradford were also present.

         Chairman Wilder called the meeting to order at 9:00 a.m. pursuant to a waiver of notice.

         The Committee next considered the Minutes of its December 21, 1998 meeting. Upon motion of Dr. Geary, duly seconded, the Committee unanimously approved those Minutes.

         The first item to be discussed was an update of the financial analysis by J.C. Bradford. Mr. Shoaf and the representatives from J. C. Bradford distributed updated materials discussing the financial analysis of J. C. Bradford. Mr. Shoaf led J.C. Bradford's discussion of the materials. Mr. Shoaf stated that J.C. Bradford was prepared to render a written fairness opinion that $3.50 per share was a fair price for the Class A and Class B Common Stock of the Company.

         Mr. Shoaf discussed at length the J.C. Bradford analysis. Mr. Shoaf set forth the financial strengths of the $3.50 per share offer and the potential weaknesses of the offer. Mr. Shoaf discussed the updated results of the financial analysis which J. C. Bradford used to evaluate the price offered. Mr. Shoaf advised the Committee that the Company had a very good fourth quarter and therefore some of the financial results were stronger than previously shown.

         Mr. Shoaf stated that under the comparable company analysis, J.C. Bradford believed the only true comparable company was Hanover Foods Corporation. Using the comparable company multiples with respect to Hanover Foods Corporation, the valuation would be significantly below J.C. Bradford's price of $3.50 per share. Mr. Shoaf stated that J.C. Bradford believed that the comparable transaction analysis was the least reliable analysis used in this transaction since there appeared to be no comparable transaction. The most nearly comparable transaction was the Agrilink acquisition of the Dean Foods Vegetable Division (the "Dean Foods Transaction"); however, in the Dean Foods Transaction a large portion of consideration was for the "Birds Eye" label. Since, in J.C. Bradford's opinion, the Company did not have a comparable "label", the comparison of the proposed transaction to the Dean Food's transaction was not a significant indication of fair price. Mr. Shoaf stated that J.C. Bradford believed that the "discounted cash flow" was the best method to analyze the fairness of the proposed price of $3.50 per share. He observed that the "discounted cash flow" analysis of $3.50 per share was clearly within the range of fairness.

         Mr. Shoaf stated one of the strongest arguments that $3.50 per share is a fair price is the price at which the shares have traded over the past three years. Mr. Shoaf stated that three of the four indices used to calculate the price showed that $3.50 per share was within the range.

         The Committee asked J.C. Bradford to address why the fourth quarter of 1998 was so strong, and more specifically, why the fourth quarter of 1999 was projected to be weaker than the fourth quarter of 1998. Mr. LeMaster stated that there were a number of reasons why the fourth quarter of 1998 had been particularly strong for the Company. The principal reason was an accounting adjustment which resulted from an overestimate of costs for the fourth quarter that heavily boosted the fourth quarter numbers. In addition, there had been an increase in the profits in the frozen foods side of the business, and mushroom prices had rebounded from weakness in the prior year. Mr. LeMaster further stated that J.C. Bradford believed that the third quarter of 1998 was not a typical example of results of the Company and believed that the fourth quarter of 1999 would be more like 1997 than 1998.

         The Committee asked whether comparable companies had a similarly strong fourth quarter. Mr. LeMaster advised the Committee that this was a difficult comparison to make since the other companies had a calendar year fiscal year for the most part.

         Chairman Wilder asked whether or not any potential buyer other than the Jim Tankersley Group was known to J.C. Bradford. Mr. Shoaf advised the Committee that he did not believe there was another buyer for the Company.

         After a full discussion of the various issues raised by the updated financial analysis, the representatives of J.C. Bradford advised the Committee that they believed that the offer of $3.50 per share was a fair purchase price. Mr. Shoaf then delivered the written fairness opinion of J.C. Bradford to each of the members of the Committee with a copy to the counsel of the Special Committee.

         The next item on the agenda was whether the Committee should require that the Jim Tankersley Group obtain a financial opinion on the Company's solvency assuming the financing for the proposed transaction. Ms. Arney advised the Committee that if the payment for the shares by the Jim Tankersley Group resulted in the Company becoming insolvent the transaction could be deemed a fraudulent conveyance and result in the entire transaction being unwound. The Committee asked J.C. Bradford to discuss whether they believed financing the proposed transaction would render the Company financially unstable. J.C. Bradford said that they did not see any indication that the Company would not be able to support the funding of this transaction. The Committee discussed ways to protect the shareholders against this issue by obtaining certain representations in the Merger Agreement. After a full discussion, the Committee determined not to require the delivery of an opinion on the solvency of the Company after completion of the proposed transaction.

         There were no further discussions of J.C. Bradford's financial analysis and the investment bankers were excused from the meeting.

         Next, the Committee discussed the Committee's proposal to the Jim Tankersley Group requiring a vote of the disinterested shareholders to approve the proposed transaction. Mr. Trauger reported that the Jim Tankersley Group had not agreed to approval of the Transaction by a vote of the majority of minority shareholders excluding Dan Tankersley and Julia Wells. Mr. Trauger reported that Mr. Chafetz had emphasized that Dan Tankersley and Julia Wells were not members of the Jim Tankersley Group and that they would be selling shareholders in the proposed transaction. In addition, Mr. Chafetz also proposed that the vote only require a majority of the shareholders who actually vote. After a full discussion, the Committee determined that to exclude Dan Tankersley and Julia Wells would be to deprive them of some of their rights as shareholders and that they should not be excluded from a shareholder vote.

         The Committee discussed at length its desire that the proposed transaction be approved by a vote of the minority shareholders that would be fair. The Committee discussed its concern that the votes of the shareholders who actually vote should not be outweighed by the failure of other shareholders to vote. Thus, the Committee concluded that it would be unfair to the minority shareholders to require approval of the transaction by more than that a majority of the minority shareholders who actually vote.

         There being no further business to come before the Committee, the meeting was adjourned.


                                          /s/ John S. Wilder, Sr.
                                          --------------------------------------
                                          John S. Wilder, Sr.
                                          Chairman of the Committee

                             MINUTES OF THE MEETING
                      OF THE SPECIAL TRANSACTION COMMITTEE
                            OF THE BOARD OF DIRECTORS
                              OF UNITED FOODS, INC.
                              (via conference call)
                                January 21, 1999

         The Special Transaction Committee of the Board of Directors of United Foods, Inc. (the "Special Transaction Committee" or the "Committee") met on January 21, 1999 via telephone call. Present, via telephone call, were Chairman John S. Wilder, Sr., and Committee Member Dr. Joseph A. Geary, and Byron R. Trauger and Anne Sumpter Arney, counsel to the Special Committee.

         Chairman Wilder called the meeting to order at 1:00 p.m. pursuant to a waiver of notice.

         The Committee deferred approval of the Minutes of the meeting of January 20, 1999. Chairman Wilder asked what percentage of the shareholders' vote was required to approve a merger under Delaware law. Ms. Arney advised the Committee that Delaware law required that a merger be approved by the Company's board of directors and a vote of the majority of the shareholders entitled to vote. Ms. Arney further advised the Committee that, in the event the Board of Directors were not to approve the proposed transaction, the Certificate of Incorporation would require that 75% of each class of shares entitled to be voted in the election of directors, actually be voted in favor of the proposed transaction.

         Chairman Wilder led another discussion of the fiduciary duties of the Special Committee. The Committee then discussed the vote of the disinterested shareholders. Mr. Trauger advised the Committee that the requirement that the transaction be approved by a vote of the disinterested shareholder gives the minority shareholders a chance to vote on the proposed transaction. Chairman Wilder stated that he believed that the outcome of the vote should not be controlled by those shareholders who fail to vote. He observed that to require that the transaction be approved by a majority of the shares entitled to vote would result in any non-voting share being counted as a "no" vote. The Committee discussed the possibility of requiring a vote different from a majority but ultimately rejected any such possibility as being arbitrary and as not being a good way to determine the will of the minority shareholders.

         The Committee members voted to adjourn until 11:00 a.m. the next day. There being no further business to come before the Committee, the meeting was adjourned.


                                          /s/ John S. Wilder, Sr.
                                          --------------------------------------
                                          John S. Wilder, Sr.
                                          Chairman of the Committee

                             MINUTES OF THE MEETING
                      OF THE SPECIAL TRANSACTION COMMITTEE
                            OF THE BOARD OF DIRECTORS
                              OF UNITED FOODS, INC.
                              (via conference call)
                                January 22, 1999
                                   11:00 a.m.

         The Special Transaction Committee of the Board of Directors of United Foods, Inc. (the "Special Transaction Committee" or the "Committee") met on January 22, 1999 via telephone call. Present, via telephone call, were Chairman John S. Wilder, Sr., and Committee Member Dr. Joseph A. Geary, and Byron R. Trauger and Anne Sumpter Arney, counsel to the Special Committee.

         Chairman Wilder called the meeting to order at 11:10 a.m. pursuant to a waiver of notice. The Committee deferred approval of the Minutes of the January 21, 1999 meeting and continued to discuss the requirement that the proposed acquisition of the Company by the Jim Tankersley Group (the "Transaction") be approved by a vote of the disinterested shareholders. Mr. Trauger and Ms. Arney discussed the various provisions in the Company's Certificate of Incorporation which require certain actions to be approved by a vote of 75% of the holders of shares entitled to vote in each class of the Company's common stock. Ms. Arney discussed the provisions of Article Fourth of the Company's Certificate of Incorporation.

         The Committee discussed at length the various reasons for the voting requirements in the Company's Certificate of Incorporation. Chairman Wilder stated that he felt that the Transaction, on the terms negotiated by the Committee, was in the best interest of the minority shareholders and that he did not want to require a percentage of votes to approve the Transaction which would result in the inaction of the shareholders defeating the Transaction. The Committee discussed the various numbers required to approve the Transaction under various potential "voting" numbers. The Committee asked Mr. Trauger and Ms. Arney to continue to discuss the vote of the disinterested shareholders with counsel to the Jim Tankersley Group.

         There being no further business to come before the Committee, the meeting was adjourned.


                                          /s/ John S. Wilder, Sr.
                                          --------------------------------------
                                          John S. Wilder, Sr.
                                          Chairman of the Committee

                             MINUTES OF THE MEETING
                      OF THE SPECIAL TRANSACTION COMMITTEE
                            OF THE BOARD OF DIRECTORS
                              OF UNITED FOODS, INC.
                              (via conference call)
                                January 27, 1999

         The Special Transaction Committee of the Board of Directors of United Foods, Inc. (the "Special Transaction Committee" or the "Committee") met on January 27, 1999 via telephone call. Present, via telephone call, were Chairman John S. Wilder, Sr., and Committee Member Dr. Joseph A. Geary, and Byron R. Trauger and Anne Sumpter Arney, counsel to the Special Committee.

         Chairman Wilder called the meeting to order at 2:10 p.m. pursuant to a waiver of notice. The Committee deferred approval of the Minutes of the January 22, 1999 meeting and asked Mr. Trauger to report to the Committee on his conversations with Mr. Chafetz concerning the Committee's proposal to require a majority vote of the disinterested shareholders. Mr. Trauger reported that Mr. Chafetz had indicated that the Jim Tankersley Group would not agree to a requirement that the transaction be approved by a vote of the disinterested shareholders unless Julia T. Wells and Daniel B. Tankersley are included in the vote. In addition, Mr. Trauger reported that the Jim Tankersley Group was unwilling to require a vote of a majority of all shares entitled to vote. Instead, Mr. Tankersley's counsel proposed that the approval be by a majority vote of the shares actually voted. Mr. Trauger distributed a memorandum from Mr. Chafetz in which Mr. Chafetz set forth his arguments to support Mr. Tankersley's position that the approval of the disinterested shareholders should only require a majority of shares actually voted.

         The Committee discussed each of Mr. Chafetz' arguments. Mr. Trauger advised the Committee that a vote of the disinterested shareholders was not required by Delaware law but was a condition on approval of the transaction that the Committee had proposed. The Committee discussed at length whether the vote of the disinterested shareholders added any value to the proposed transaction for the minority shareholders.

         The Committee discussed their belief that the transaction was in the best interest of the minority shareholders. Dr. Geary expressed his concern that if the transaction was not completed, it was unlikely that the minority shareholders would have an opportunity to sell their shares since there was a limited market for the Company's shares.

         Chairman Wilder stated that he believed that the price of $3.50 per share was the best price that could be negotiated by the Committee from the Jim Tankersley Group. Chairman Wilder further stated that he believed that Mr. Jim Tankersley would not sell to another buyer. Dr. Geary agreed that Mr. Jim Tankersley had said repeatedly that he was not willing to sell his shares. The Committee directed Mr. Trauger to discuss with the Company's counsel whether there was any chance that Mr. Tankersley would sell his shares if a third party came forward at any price.

         The Committee determined to adjourn until Mr. Trauger had spoken to Counsel to the Company.


                                          /s/ John S. Wilder, Sr.
                                          --------------------------------------
                                          John S. Wilder, Sr.
                                          Chairman of the Committee

                             MINUTES OF THE MEETING
                      OF THE SPECIAL TRANSACTION COMMITTEE
                            OF THE BOARD OF DIRECTORS
                              OF UNITED FOODS, INC.

                                February 4, 1999

         The Special Transaction Committee of the Board of Directors of United Foods, Inc. (the "Special Transaction Committee" or the "Committee") met on February 4, 1999. Present were Chairman John S. Wilder, Sr., and Committee Member Dr. Joseph A. Geary (via telephone call), and Byron R. Trauger and Anne Sumpter Arney, counsel to the Special Committee.

         Chairman Wilder called the meeting to order at 10:10 a.m. pursuant to a waiver of notice. A motion was made, seconded, and carried, to defer the approval of the Minutes of the meeting of the Committee of January 27, 1999 until the next meeting.

         Next, the Committee resumed their discussions concerning the Committee's proposal to require that the acquisition of the Company by the Jim Tankersley Group be approved by a majority vote of the disinterested shareholders. Mr. Trauger reported to the Committee that he had discussed with the Company's counsel whether Jim Tankersley would be willing to sell his shares to a third party. James H. Cheek, III, counsel to the Committee, confirmed what the Jim Tankersley Group's own counsel had reported, namely that he did not believe Jim Tankersley would sell his shares at any price.

         The Committee discussed the significant positive response to the Company's tender offer in 1997 (at a price of $2.50) and the current illiquidity of the Company's stock.

         Mr. Wilder reiterated his view that the price of $3.50 per share was the best price that could be negotiated with the Jim Tankersley Group. The Committee discussed Jim Tankersley's position not to sell his shares. Both Chairman Wilder and Dr. Geary expressed their opinion that Jim Tankersley would not accept an offer to purchase his shares at any price.

         Mr. Trauger and Ms. Arney described again the legal concept of a "control premium" in the context of an acquisition of a Company's shares. The Committee discussed that the Tankersley Proposal involved the purchase of a non-controlling group of shares. Therefore, even if Jim Tankersley was willing to sell at an extremely high price, such a price would probably involve payment of a control premium. Such a premium was not applicable to the offer which the Committee was considering. In addition, the Committee discussed that J.C. Bradford & Co., L.L.C. ("J.C. Bradford") had rendered an opinion that the price was fair.

Chairman Wilder noted that no third party buyer had indicated any interest and even if a third party buyer offered a higher price, it was of no value to the minority shareholders since such an offer would not be accepted by the Jim Tankersley Group.

         The Committee discussed their conclusion that the proposed transaction was in the best interest of the minority shareholders. The Committee observed that one significant benefit to the Company's minority shareholders is the creation of a market for their shares. The Committee also discussed that this might be the only opportunity for the minority shareholders to receive any value for their shares because of the illiquidity of the Company's shares. After extensive discussion, the Committee affirmed its prior tentative conclusion that it should require that the proposed transaction be approved by a majority of the shares of stock (not held by the Jim Tankersley Group) that are actually voted.

         At the conclusion of the discussion concerning the vote of the disinterested shareholders, Dr. Geary moved that the Committee recommend to the Board that the Company accept the proposal of the Jim Tankersley Group at a purchase price of $3.50 per share subject to (1) appraisal rights; (2) approval by a majority of the shares voted by disinterested shareholders; and (3) the negotiation of an agreement acceptable to the Committee and their counsel. Chairman Wilder seconded the motion and it carried unanimously.

         Next, Ms. Arney asked the Committee to consider the January 15, 1999 draft of the Agreement and Plan of Merger dated January ___, 1999 among United Foods, Inc., PictSweet LLC, and UF Acquisition Corp. (the "Agreement") which had been previously distributed. Mr. Wilder and Dr. Geary reported that they had reviewed the Agreement and were generally in agreement with its terms, subject to advice by counsel to the Committee. Ms. Arney called the Committee's attention to the fact that the Jim Tankersley Group's counsel had requested that the Agreement include the following condition to closing for the Jim Tankersley
Group:

                  i. There has been no loss or prospective loss by Company of any customer(s) which individually accounted for ten percent (10%) or more (or represented one of the top three customers [measured by gross sales]), or in the aggregate accounted for twenty-five percent (25%) or more, of the gross sales of either the frozen vegetable division or of the mushroom division of Company, based on its last complete fiscal year, whether or not resulting from a Customer Change in Control Transaction.

Chairman Wilder said that he did not believe that the Jim Tankersley Group should have any right to withdraw from the transaction after it has been approved by the minority shareholders. However, he believed it was reasonable to include such a condition to closing, provided that the condition would expire upon approval of the transaction by the shareholders. The Committee discussed various changes occurring in the industry and how they might result in the loss of a substantial customer. The Committee directed Ms. Arney to negotiate this provision in the Agreement and obtain the following terms for any such condition to closing:

                  1. Any condition to closing based on a change or loss of the Company's customers cannot be exercised by the Jim Tankersley Group after the transaction has been approved by shareholders; and

                  2. No such condition can be exercised based on information which Jim Tankersley had a reasonable basis to know at the time the Agreement is signed.

         There being no further business to come before the Committee, the meeting was adjourned.


                                          /s/ John S. Wilder, Sr.
                                          --------------------------------------
                                          John S. Wilder, Sr.
                                          Chairman of the Committee

                             MINUTES OF THE MEETING
                      OF THE SPECIAL TRANSACTION COMMITTEE
                            OF THE BOARD OF DIRECTORS
                              OF UNITED FOODS, INC.

                                February 18, 1999

         The Special Transaction Committee of the Board of Directors of United Foods, Inc. (the "Special Transaction Committee" or the "Committee") met on February 18, 1999. Present were Chairman John S. Wilder, Sr., and Committee Member Dr. Joseph A. Geary, and Byron R. Trauger and Anne Sumpter Arney, counsel to the Special Committee.

         Chairman Wilder called the meeting to order at 10:00 a.m. pursuant to a waiver of notice. Dr. Geary and Mr. Wilder agreed that they were prepared to report their conclusions and recommendations to the Board of Directors with respect to the proposal made by the Jim Tankersley Group to acquire total ownership of the Company (the "Transaction"). Chairman Wilder asked Mr. Trauger and Ms. Arney to prepare a written presentation to be made to the Board including the following factors:

Based upon the information obtained by the Committee, and upon the advice of its financial advisor, together with the financial advisor's Opinion, dated January 20, 1999, and upon full discussion and consideration of the Proposed Transaction, the Committee concludes as follows:

         1. The sale of the Shares is in the best interest of the Shareholders;

         2. The best price that can be negotiated by the Committee with the Jim Tankersley Group is $3.50 per share.

         3. The proposed purchase price of $3.50 per share is a fair price for the Shares.

         4. The terms of the Agreement and Plan of Merger on substantially the terms of the draft of __________________, 1999, including, without limitation, the nature of the parties representations, warranties, covenants and agreements and the conditions and obligations of PictSweet L.L.C. and UF Acquisition Corp. (the "Agreement"), are reasonable.

         5.       The Proposed Transaction is fair to the Shareholders.

         6. The Committee recommends that the Board approve the Proposed Transaction on the terms described in the Agreement including a price per share of $3.50.

         Next, Ms. Arney asked the Committee to consider the February 11, 1999 draft of the Agreement and Plan of Merger, dated February ____, 1999, among United Foods, Inc., PictSweet LLC, and UF Acquisition Corp. (the "Agreement") which had been previously distributed. Ms. Arney advised the Committee that conditions to closing had been revised as proposed by the Committee. Ms. Arney asked the Committee if they had had an opportunity to review the February 11 draft of the Agreement. Chairman Wilder and Dr. Geary both had had an opportunity to review the February 11 draft. The Committee discussed the Agreement at length. Next, Ms. Arney asked whether the Committee had any additional changes to the Agreement. Chairman Wilder said he did not want any contingencies to closing if the minority shareholders approve the Transaction. Ms. Arney said that this would require some changes to Article 6 of the Agreement which she would discuss with Mr. Chafetz. Dr. Geary said he thought the Committee had been able to negotiate a number of changes to the Agreement which would be beneficial to the minority shareholders including Sections 4.7,
5.11 and 7.1(f). The Committee directed Ms. Arney to continue to negotiate the changes proposed by the Committee.

         The Committee adjourned at 12:00.


                                          /s/ John S. Wilder, Sr.
                                          --------------------------------------
                                          John S. Wilder, Sr.
                                          Chairman of the Committee

                             MINUTES OF THE MEETING
                      OF THE SPECIAL TRANSACTION COMMITTEE
                            OF THE BOARD OF DIRECTORS
                              OF UNITED FOODS, INC.

                                  March 5, 1999

         The Special Transaction Committee of the Board of Directors of United Foods, Inc. (the "Special Transaction Committee" or the "Committee") met, via telephone conference call, on March 5, 1999. Present, via telephone conference call, were Chairman John S. Wilder, Sr., Committee Member Dr. Joseph A. Geary, and Byron R. Trauger and Anne Sumpter Arney, counsel to the Special Committee.

         Chairman Wilder called the meeting to order at 10:00 a.m. pursuant to a waiver of notice. A motion was made, seconded, and carried to approve the Minutes of all of the meetings of the Committee which the Committee had received and which included certain Minutes which had been previously approved but which had been revised to include a more detailed record of the Committee's discussions.

         Next, the Committee resumed their discussions of their recommendation to the Board of Directors in the form adopted at the previous meeting. The Committee discussed each of the conclusions set forth in their recommendation and decided to continue the discussion at the next meeting of the Committee.

         Ms. Arney then asked the Committee to consider two issues still being negotiated in the Agreement and Plan of Merger among United Foods, Inc., PictSweet LLC, and UF Acquisition Corp. (the "Agreement"). Ms. Arney advised the Committee that Mr. Tankersley's counsel was proposing that the Company reimburse Mr. Tankersley for his expenses in the transaction in all circumstances other than one in which the Agreement is terminated as a result of a breach by the Jim Tankersley Group. The Committee resolved to reimburse the Jim Tankersley Group's expenses except in the following circumstances:

         1. The Agreement is terminated as a result by the Jim Tankersley Group's breach of the Agreement;

         2.       The Merger is not approved by the shareholders; or

         3. The Agreement is terminated because holders of more than 250,000 shares seek appraisal rights.

         Next, Ms. Arney discussed with the Committee their position that the Jim Tankersley Group should not have any right to withdraw from the transaction after it has been approved by the minority shareholders. Ms. Arney told the Committee that Mr. Chafetz argued that this could result in:

         1. Additional expenses in connection with the financing of the transaction; and

         2. A delay in closing if a material adverse change or other condition to closing arises between the time of the preparation and mailing of the proxy statements and the shareholder vote.

According to Mr. Chafetz, in such a situation, the Jim Tankersley Group would have to exercise its option not to close and adjourn the shareholder meeting and the vote would be postponed. If the meeting is postponed, and the conditions to closing were met at a later time, the shareholder meeting would have to be called again and could require (depending on the timing) a new proxy statement. It is Mr. Chafetz's position that the preparation and mailing of another proxy statement would require additional time and money, and potentially delay the time when the shareholders receive their money.

         After discussion, the Committee determined that despite Mr. Chafetz's argument, there should be no contingencies which the Jim Tankersley Group could assert as a reason not to close once the shareholders approve the transaction.

         There being no further business to come before the Committee, the meeting was adjourned.


                                          /s/ John S. Wilder, Sr.
                                          --------------------------------------
                                          John S. Wilder, Sr.
                                          Chairman of the Committee

                             MINUTES OF THE MEETING
                      OF THE SPECIAL TRANSACTION COMMITTEE
                            OF THE BOARD OF DIRECTORS
                              OF UNITED FOODS, INC.

                                 March 18, 1999

         The Special Transaction Committee of the Board of Directors of United Foods, Inc. (the "Special Transaction Committee" or the "Committee") met, via telephone conference call, on March 18, 1999. Present, via telephone conference call, were Chairman John S. Wilder, Sr., Committee Member Dr. Joseph A. Geary, and Byron R. Trauger and Anne Sumpter Arney, counsel to the Special Committee.

         Chairman Wilder called the meeting to order at 10:00 a.m. pursuant to a waiver of notice.

         The Committee discussed the fact that a lawsuit against the Company and the directors had been filed by Rolfe Glover. Mr. Trauger advised the Committee that any questions about the lawsuit should be referred to James H. Cheek, III, Esq. at Bass Berry & Sims, counsel to the Company. The Committee asked Mr. Trauger and Ms. Arney to obtain an update on the lawsuit.

         Next, the Committee resumed their discussions of their recommendation to the Board of Directors with respect to the proposal by the Jim Tankersley Group to acquire all of the shares of capital stock of the Company. The Committee discussed the conclusions set forth in their proposed recommendation discussed at the Committee's meeting on February 18, 1999, and concluded that the recommendation should clearly identify that the recommendation was based on the information obtained by the Committee.

         There being no further business to come before the Committee, the meeting was adjourned.


                                          /s/ John S. Wilder, Sr.
                                          --------------------------------------
                                          John S. Wilder, Sr.
                                          Chairman of the Committee

                             MINUTES OF THE MEETING
                      OF THE SPECIAL TRANSACTION COMMITTEE
                            OF THE BOARD OF DIRECTORS
                              OF UNITED FOODS, INC.

                                  April 5, 1999

         The Special Transaction Committee of the Board of Directors of United Foods, Inc. (the "Special Transaction Committee" or the "Committee") met, via telephone conference call, on April 5, 1999. Present, via telephone conference call, were Chairman John S. Wilder, Sr., Committee Member Dr. Joseph A. Geary, and Byron R. Trauger and Anne Sumpter Arney, counsel to the Special Committee.

         Chairman Wilder called the meeting to order at 1:00 p.m. pursuant to a waiver of notice. The Committee asked Ms. Arney to report to the Committee on any developments in the lawsuit styled Glover v. United Foods, Inc., et al. (Chancery Court of Delaware, New Castle County, C.A. No. 17006NC, filed March 8,
1999). Ms. Arney reported that she had spoken to R. Franklin Balotti, Esq., of Richards, Layton & Finger, PA. Mr. Balotti is Delaware counsel to the Company and to certain other defendants, including Mr. Wilder and Dr. Geary. Mr. Balotti reported that no action was being taken at this time and that the Company was waiting to see what the plaintiff's next move would be.

         Ms. Arney also reported that she had discussed with Mr. Balotti and Mr. Cheek whether the Committee should obtain Delaware counsel. The Committee concluded that at this time, separate Delaware counsel for the Committee was probably not necessary.

         Next, the Committee resumed their discussions of their conclusions of February 18, 1999. The Committee discussed each of the factors set forth in their conclusions.

         There being no further business to come before the Committee, the meeting was adjourned.


                                          /s/ John S. Wilder, Sr.
                                          --------------------------------------
                                          John S. Wilder, Sr.
                                          Chairman of the Committee